                                                          EXHIBIT NUMBER (3)(ii)
                                                          TO 1996 FORM 10-K

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          NORTHERN TRUST CORPORATION

     NORTHERN TRUST CORPORATION, a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1.   The name of the Corporation is Northern Trust Corporation.

          The date of filing its original Certificate of Incorporation, under the name Nortrust Corporation, with the Secretary of State was August 23, 1971.

          2. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Certificate of Incorporation as heretofore amended of this Corporation, and there is no discrepancy between this Restated Certificate of Incorporation and the Certificate of Incorporation as heretofore amended of this Corporation.

          3. The text of the Certificate of Incorporation is restated hereby to read as herein set forth in full:

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          NORTHERN TRUST CORPORATION

                                 ARTICLE FIRST

                                     Name

     The name of the Corporation is Northern Trust Corporation.

                                ARTICLE SECOND

                               Registered Office

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

                                   Purposes

     The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                ARTICLE FOURTH

                             Capital Stock Classes

     The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 71,000,000 shares, which are divided into two classes as follows:

     1,000,000 shares of Preferred Stock (Preferred Stock) without par value, and

     70,000,000 shares of Common Stock (Common Stock) $1.66-2/3 par value per share.

     The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

                                       I

                                Preferred Stock

1.   Issuance in Series.

     Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of any one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2 of this Division I.

2.   Authority of the Board with respect to Series.

     The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Restated Certificate of Incorporation or any amendment thereto including, but not limited to, determination of any of the following:

          (a) the distinctive serial designation and the number of shares constituting a series;

          (b) the dividend rate or rates, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) the voting powers, full or limited, if any, of the shares of the series;

          (d) whether the shares are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

          (e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

          (f) whether the shares are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of a series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

          (g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

          (h) any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of this Restated Certificate of Incorporation.

3.   Dividends.

     Before any dividends on any class or classes of stock of the Corporation ranking junior to the Preferred stock (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Preferred Stock) may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be fixed in the resolution or resolutions. The term "class or classes of stock of the Corporation ranking junior to the Preferred Stock" means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation.

4.   Reacquired Shares.

     Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

5.   Voting Rights.

     Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock except as may be required by law or by this Restated Certificate of Incorporation.

6.   Outstanding or Reserved for Issuance Preferred Stock.

(a) Series A Junior Participating Preferred Stock

          1.   Designation and Amount.

          The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 350,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          2.   Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.66-2/3 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $31.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $31.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividends Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               3.   Voting Rights.

               The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, in any Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, or as otherwise provided by law, holders of Series A preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               4.   Certain Restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
     Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                    (ii) declare or pay dividends, or make any other
               distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time in such manner.

          5.   Reacquired Shares.

          Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in this Restated Certificate of Incorporation or in any Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          6.   Liquidation, Dissolution or Winding Up.

          Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $25,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7.   Consolidation, Merger, etc.

          In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          8.   No Redemption.

          The shares of Series A Preferred Stock shall not be redeemable.

          9.   Rank.

          The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock, unless the terms of any such series shall provide otherwise.

          10.  Amendment.

          This Restated Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

(b)  Auction Preferred Stock, Series C


                                    PART I

          1.   Designation.

          The designation of said series of Preferred Stock shall be Auction Preferred Stock, Series C (the "Series C Stock"). The number of shares of Series C Stock shall be 600. The stated value of the Series C Stock shall be $100,000 per share.

          2.   Dividends.

          (a) The Holders (as defined in Section 8 of this Part I) shall be entitled to receive; when and as declared by the Board of Directors (as defined in Section 8 of this Part I) out of funds legally available therefor, cumulative cash dividends, at the Applicable Rate (as defined in subparagraph (c)(i) of this Section 2) per annum, determined as set forth below, and no more, payable on the respective dates set forth below.

          (b)(i) Dividends on shares of Series C Stock at the Applicable Rate per annum shall accrue from the Date of Original Issue (as defined in Section 8 of this Part I). Accrued dividends shall be payable, when and as declared by the Board of Directors, commencing on September 2, 1987, and on October 28, 1987 and on each succeeding seventh Wednesday thereafter, except that if:

                         (A)(l)    the Securities Depository (as defined in
                 Section 1 of Part II of this paragraph 6(b) of Article Fourth) shall not have advised the Trust Company (as defined in Section 8 of this Part I) at least five Business Days prior to such Wednesday that it will make available to its participants and members on Dividend Payment Dates, in funds immediately available in New York City, the amount due as dividends on such Dividend Payment Dates, and (2)(X) such Wednesday is not a Business Day (as defined in Section 8 of this Part I), (Y) the Thursday following such Wednesday is not a Business Day or (Z) both the Tuesday and the Monday preceding such Wednesday are not Business Days, then on the first Business Day that (i) is preceded by a Business Day that is, or falls after, such preceding Monday and (ii) is immediately followed by a Business day; or

                         (B)(l) the Securities Depository shall have advised the Trust Company at least five Business Days prior to such Wednesday that it will make available to its participants and members on Dividend Payment Dates, in funds immediately available in New York City, the amount due as dividends on such Dividend Payment Dates and (2)(X) such Wednesday is not a Business Day or (Y) both the Tuesday and the Monday preceding such Wednesday are not Business Days, then on the first Business Day after such Wednesday that is preceded by a Business Day that is, or falls after, such preceding Monday;

provided, however, that the Board of Directors, in the event of a change in law lengthening the minimum holding period (currently found in Section 246(c) of the Code (as defined in Section 8 of this Part I)) required for taxpayer's to be entitled to the dividends received deduction on preferred stock held by nonaffiliated corporations (currently found in Section 243(a) of the Code), shall adjust the period of time between Dividend Payment Dates (as hereinafter defined) so as, subject to clauses (A) and (B) of this subparagraph (b)(i), to adjust uniformly the number of days (such number of days without giving effect to such clauses (A) and (B) being hereinafter referred to as "Dividend Period Days") in Dividend Periods (as defined in subparagraph
(c)(i) of this Section 2) commencing after the date of such change in law to exceed the then current minimum holding period, provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current minimum period and in no event shall exceed 98 days and that dividends shall continue to be payable, subject to clauses (A) and (B), on Wednesdays (each date of payment of dividends being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation shall publish notice of such change in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news and is customarily published on each Business Day and shall mail notice of such change by first class mail, postage prepaid, to each Holder at such Holder's address as the same appears on the stock register of the Corporation.

     (ii) As long as the Applicable Rate is based on the results of an Auction (as defined in Section 8 of this Part I), the Corporation shall pay to the Paying Agent (as defined in Section 8 of this Part I) not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. All such moneys shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in subparagraph (iii) of this paragraph (b).

     (iii) Each dividend shall be payable to the Holders as their names appear on the stock register of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if a Rate Adjustment Event (as defined in Section 8 of this Part I) shall have occurred and shall not have been cured by paying all dividends accrued and unpaid and unpaid redemption payments, such dividend shall be paid to such Holders as their names appear on the stock register of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the stock register of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (c)(i) The dividend rate of shares of Series C Stock shall be 4.85% per annum during the period from and after the Date of Original Issue to and including the Initial Dividend Payment Date (the "Initial Dividend Period"). Commencing on the Initial Dividend Payment Date, the dividend rate on shares of Series C Stock for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Periods"; and the Initial Dividend Period or any Subsequent Dividend Period being hereinafter referred to as a "Dividend Period" and collectively as "Dividend Periods") thereafter, which Subsequent Dividend Periods shall commence on the day that is the last day of the preceding Dividend Period and shall end on and include the next succeeding Dividend Payment date, shall be equal to the rate per annum that results from implementation of the Auction Procedures (as defined in Section 8 of this Part I); provided, however, that if a Rate Adjustment Event shall have occurred and shall not have been cured by paying all accrued and unpaid dividends and unpaid redemption payments prior to the first day of such Subsequent Dividend Period, the dividend rate for such Subsequent Dividend Period shall be a rate per annum equal to 175% of the 60-day "AA" Composite Commercial Paper Rate (the rate per annum at which dividends are payable on shares of Series C Stock for any Dividend Period being herein referred to as the "Applicable Rate"). Any amount of such dividend or redemption price not paid when due but paid within three business days after such due date shall incur a late charge to be paid therewith and calculated for such period of nonpayment at an annualized rate of 175% of the 60-day "AA" Composite Commercial Paper Rate applied to the amount of such non-payment.

     (ii) The amount of dividends per share accrued and payable on shares of Series C Stock for each Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which shall be the number of days in such Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which shall be 360 and applying the rate obtained against $100,000; and the amount of dividends per share accrued for any part of any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in such part of such Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which shall be 360 and applying the rate obtained against $100,000.

     (iii) The Applicable Rate for each Subsequent Dividend Period shall be published not later than the fifth Business Day next succeeding the first day of such Subsequent Dividend Period in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news and is customarily published on each Business Day.

     (d)(i) No full dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series C Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the Series C Stock and any other Preferred Stock ranking on a parity as to dividends with the Series C Stock, all dividends declared upon the Series C Stock and any other Preferred Stock ranking on a parity as to dividends with the Series C Stock shall be declared pro rata so that the amount of dividends declared per share on the Series C Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Stock and such other Preferred Stock bear to each other. Holders of Series C Stock shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of the full cumulative dividends, as herein provided, on the Series C Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payments on the Series C Stock which may be in arrears.

     (ii) So long as any shares of Series C Stock are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to Series C stock as to dividends and upon liquidation and other than as provided in subparagraph (i) of this paragraph (d)) shall be declared or paid or set aside for payment or other distribution declared or made upon the

Common Stock or upon any other stock ranking junior to or on a parity with the Series C Stock as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series C Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series C Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series C Stock shall have been paid for all past Dividend Periods.

     3.   Voting

     The Series C Stock shall not have any voting powers, either full or limited, except that:

     (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of Preferred Stock) which would adversely affect the powers, preferences, rights or privileges of the Preferred Stock; provided, however, that if any such amendment, alteration or repeal would adversely affect the powers, preferences, rights or privileges of one or more series of the Preferred Stock, but shall not so affect the entire class, then only the shares of the one or more series so affected shall be considered to be a separate class entitled to vote upon or consent to such amendment, alteration or repeal;

     (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the Series C Stock and all other series of Preferred Stock ranking on a parity with the Series C Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series C Stock and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the Series C Stock as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

     (c) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for that purpose. So long as a default in preference dividends on the Preferred Stock shall exist, (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed ny the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends (which, with respect to the Series C Stock, shall be deemed to be dividends in respect of a number of Dividend Periods containing not less than 540 days) or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

     4.   Redemption.

     (a)(i) The Series C Stock may be redeemed, at the option of the Corporation, as a whole or from time to time in part, on any Dividend Payment Date at a redemption price of $100,000 per share plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

     (ii) If fewer than all of the outstanding shares of Series C Stock are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares to be redeemed shall be determined by the Board of Directors, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (with adjustments to avoid redemption of fractional shares).

     (b) If the Corporation shall redeem shares of Series C Stock pursuant to paragraph (a) of this Section 4, notice of such redemption shall be given by publication at least once in a newspaper printed in the English language and customarily published on each Business Day and, whenever published, of general circulation in Chicago, Illinois, such publication to be not less than 15 nor more than 45 days prior to the date fixed for such redemption. Notice of such redemption shall also be given by mailing the same by first class mail, postage prepaid, not less than 15 nor more than 45 days prior to the date fixed for redemption thereof, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series C Stock to be redeemed; (iii) the redemption price plus the amount of accrued and unpaid dividends to the redemption date; (iv) the place or places where certificates for such shares of Series C Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares held by any Holder are to be redeemed, the notice mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.

     (c) Notwithstanding the provisions of paragraph (a) of this Section 4, if any dividends on the Series C Stock are in arrears, no shares of Series C Stock shall be redeemed unless all outstanding shares of Series C Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Series C Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series C Stock pursuant to a purchase or exchange offer made on the same terms to Holders of all outstanding shares of Series C Stock.

     (d)  If notice of redemption has been published under paragraph (b) of this
Section 4 or the Corporation has irrevocably authorized and directed the Redemption Agent to begin promptly and complete such publication of notice, and the Corporation has deposited in trust with the Redemption Agent funds necessary for such redemption, from and after the later of the date of such notice or the date such deposit is made the shares of Series C Stock called for redemption shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive the redemption price plus an amount equal to the accrued and unpaid dividends thereon to the date fixed for redemption) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the redemption price set forth above plus an amount equal to such accrued and unpaid dividends shall be paid by the Redemption Agent to the Holders of the shares of Series C Stock subject to redemption as set forth in paragraph (e) of this Section 4. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

     (e) As long as the Applicable Rate is based on the results of an Auction, the Corporation shall pay the applicable Redemption Deposit Amount (as defined in Section 8 of this Part I) to the Redemption Agent, in funds available on the next Business Day in The City of New York, New York, on the Business Day next preceding the redemption date for disbursement to Holders as appropriate. All such moneys shall be held in trust by the Redemption Agent for the benefit of Holders of shares so to be redeemed.

     5.   Liquidation Rights.

     (a) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Series C Stock shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $100,000 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of the final distribution.

     (b) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this
Section 5.

     (c) After the payment to the holders of the Series C Stock of the full preferential amounts provided for in this Section 5, the holders of Series C Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     (d) In the event the assets of the Corporation available for distribution to the holders of Series C Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 5, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the Series C Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series C Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series C Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 5 before any payment shall be made to the holders of any class or series of capital stock of the Corporation ranking junior upon liquidation to the Series C Stock.

     6.   Sinking or Retirement Fund.

     The Series C Stock shall not be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such stock.

     7.   Rank

     For purposes of this paragraph 6(b) of Article Fourth, any stock of any class or classes of the Corporation shall be deemed to rank:

     (a) prior to the Series C Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of Series C Stock;

     (b) on a parity with the Series C Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payments dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Series C Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of Series C Stock; and

     (c) junior to the Series C Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of Series C Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

     8. As used in Parts I and II of this paragraph 6(b) of Article Fourth, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     (a) "'AA' Composite Commercial Paper Rate," on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor, or the equivalent of such rating by another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company for the close of business on the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors shall make the adjustment referred to in the proviso of the second sentence of subparagraph (b)(i) of Section 2 of this Part I, then (i) if the Dividend Period Days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (ii) if the Dividend Period Days shall be 85 or more days but 98 or fewer days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given day's maturity shall be equal to the quotient (rounded to the nearest one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

     (b)  "Applicable Rate" shall have the meaning specified in subparagraph
(c)(i) of Section 2 of this Part I.

     (c) "Auction" shall mean each periodic implementation of the Auction Procedures.

     (d) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

     (e) "Board of Directors" shall mean the Board of Directors of the Corporation or (except with respect to paragraph (c) of Section 3 of this Part
I) a duly authorized committee thereof.

     (f) "Business Day" shall mean a day on which the New York Stock Exchange, Inc. is open for trading and on which banks in The City of New York, New York or in Chicago, Illinois, are not authorized by law to close.

     (g)  "Code" shall mean the Internal Revenue Code of 1986.

     (h) "Commercial Paper Dealers" shall mean Goldman, Sachs & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc. and Lehman Commercial Paper Incorporated or, in lieu of any thereof, their respective affiliates or successors.

     (i) "Date of Original Issue" shall mean the date on which the Corporation originally issues shares of Series C Stock.

     (j) "Dividend Payment Date" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part I.

     (k) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in subparagraph (c)(i) of Section 2 of this Part I.

     (l) "Dividend Period Days" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part I.

     (m) "Holder" shall mean a holder of shares of Series C Stock as such holder's name appears on the stock register of the Corporation.

     (n) "Initial Dividend Payment Date" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part I.

     (o) "Initial Dividend Period" shall have the meaning specified in subparagraph (c)(i) of Section 2 of this Part I.

     (p) "Paying Agent" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors.

     (q) "Rate Adjustment Event" shall mean any failure by the Corporation to pay (i) to the Paying Agent on or within three Business Days after any Dividend Payment Date the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of Series C Stock or (ii) to the Redemption Agent on or within three Business Days after any redemption date the redemption price to be paid on such redemption date, plus an amount equal to the accrued and unpaid dividends thereon (whether or not earned or declared) to such redemption date, of any share of Series C Stock.

     (r) "Redemption Agent" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors.

     (s) "Redemption Deposit Amount" shall mean the product of (i) the number of outstanding shares of Series C Stock to be redeemed times (ii) an amount equal to the applicable redemption price plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

     (t) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in subparagraph (c)(i) of Section 2 of this Part I.

     (u) "Substitute Commercial Paper Dealer" shall mean The First Boston Corporation or Morgan Stanley & Co. Incorporated, or their respective affiliates or successors; provided that neither such dealer nor any of its affiliates shall be a Commercial Paper Dealer.

     (v) "Trust Company" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors.

                                    PART II

     1.   Certain Definitions.

     Capitalized terms not defined in this Section I shall have the respective meanings specified in Part I of this paragraph 6(b) of Article Fourth. As used in this Part II, the following terms shall have the following meanings, unless the context otherwise requires:

     (a) "'AA' Rate Multiple," on any Auction Date, shall mean the percentage determined as set forth below based on the prevailing rating of the Series C Stock in effect at the close of business on the Business Day immediately preceding such Auction Date:

     Prevailing Rating                  Percentage
     -----------------                  ----------
     AA/aa or Above                     110%
     A/a                                120%
     BBB/baa                            130%
     Below BBB/Baa                      175%

     For purposes of this definition, the "prevailing rating" of the Series C Stock shall be (i) AA/aa or Above, if the Series C Stock has a rating of AA- or better by Standard & Poor's Corporation or its successor ("S&P") or aa3 or better by Moody's Investors Service, Inc. or its successor ("Moody's"), or the equivalent of either or both of such ratings by a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a, if the Series C Stock has a rating of A- or better and lower than AA- by S&P or a3 or better and lower than aa3 by Moody's or the equivalent of either or both of such ratings by a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa, if the Series C Stock has a rating of BBB- or better and lower than A- by S&P or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by a substitute rating agency or substitute rating agencies selected as provided below and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the Series
C Stock. If S&P or Moody's or both shall not make such a rating available, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their successors shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

     (b) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Corporation.

     (c) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

     (d) "Auction" shall mean the periodic implementation of the procedures set forth in this Part II.

     (e) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

     (f) "Available Series C Stock" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

     (g) "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

     (h) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

     (i) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the function required of a Broker-Dealer in this
Part II, that is a member of, or a participant in, the Securities Depository, and that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

     (j) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

     (k) "Existing Holder," when used with respect to shares of Series C Stock, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such shares of Series C Stock in the records of the Trust Company.

     (l) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

     (m) "Maximum Rate," on any Auction Date, shall mean the product of the "AA" Composite Commercial Paper Rate times the "AA" Rate Multiple.

     (n) "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

     (o) "Outstanding" shall mean, as of any date, shares of Series C Stock theretofore issued by the Corporation except, without duplication, (i) any shares of Series C Stock theretofore canceled or delivered to the Trust Company for cancellation or redeemed by the Corporation or as to which the Corporation shall have published a notice of redemption or irrevocably authorized and directed the Redemption Agent to begin and promptly complete such publication of notice, and deposited in trust with the Redemption Agent funds necessary for such redemption in accordance with this Restated Certificate of Incorporation,
(ii) any shares of Series C Stock as to which the Corporation or any Affiliate thereof (other than a Broker-Dealer Affiliate) shall be an Existing Holder and
(iii)
any shares of Series C Stock represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

     (p) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

     (q) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of Series C Stock (or, in the case of an Existing Holder, additional shares of Series C Stock).

     (r) "Purchaser's Letter" shall mean a Master Purchaser's Letter, the form of which is attached hereto, addressed to the Corporation, the Trust Company and an Agent Member in which a Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and/or to sell shares of Series C Stock as set forth in this Part II, or a similar letter containing substantially the same information and representations, or such other letter as the Board of Directors shall approve.

     (s) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Series C Stock.

     (t) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section (2) of this Part II.

     (u) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

     (v) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

     (w) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

     (x) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

     (y) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

     (z) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

     (aa) "Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

     2.   Orders by Existing Holders and Potential Holders.

     (a)  On or prior to the Submission Deadline on each Auction Date:

     (i)  each Existing Holder may submit to a Broker-Dealer information as to:

               (A) the number of Outstanding shares, if any, of Series C Stock held by such Existing Holder with such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

               (B) the number of Outstanding shares, if any, of Series C Stock that such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

               (C) the number of Outstanding shares, if any, of Series C Stock held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

     (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, on such lists to determine the number of shares, if any, of Series C Stock which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

     For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

     (b)(i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

               (A) the number of Outstanding shares of Series C Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than such specified rate; or

               (B) such number or a lesser number of Outstanding shares of Series C Stock to be determined as set forth in subparagraph
               (a)(iv) of Section 5 of this Part II if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or

          (C) a lesser number of Outstanding shares of Series C Stock to be determined as set forth in paragraph (b)(iii) of Section 5 of this
          Part II if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

     (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

          (A) the number of Outstanding shares of Series C Stock specified in such Sell Order; or

          (B) such number or a lesser number of Outstanding shares of Series C Stock as set forth in subparagraph (b)(iii) of Section 5 of this Part II if Sufficient Clearing Bids do not exist.

     (iii) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

          (A) the number of Outstanding shares of Series C Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than such specified rate; or

          (B) such number or a lesser number of Outstanding shares of Series C Stock as set forth in subparagraph (a)(v) of Section 5 of this Part II if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.

     3.   Submission of Orders by Broker-Dealers to Trust Company.

     (a) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

          (i)   the name of the Bidder placing such Order;

          (ii) the aggregate number of shares of Series C Stock that are the subject of such Order;

          (iii) to the extent that such Bidder is an Existing Holder:

                (A) the number of shares, if any, of Series C Stock subject to any Hold Order placed by such Existing Holder;

                (B) the number of shares, if any, of Series C Stock subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                (C) the number of shares, if any, of Series C Stock subject to any sell Order placed by such Existing Holder; and

          (iv) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

     (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.001) of 1%.

     (c) If an Order or Orders covering all of the Outstanding shares of Series C Stock held by any Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Series C Stock held by such Existing Holder and not subject to Orders submitted to the Trust Company.

     (d) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Series C Stock held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

          (i) all Hold Orders shall be considered valid, but only up to and including in the aggregate the number of shares of Series C Stock held by such Existing Holder, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Hold Orders, if the number of shares of Series C Stock subject to such Hold Orders exceeds the number of shares of Series C Stock held by such Existing Holder, the number of shares subject to each Hold Order shall be reduced pro rata to cover the number of shares of Series C Stock held by such Existing Holder;

          (ii)(A) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of Series C Stock held by such Existing Holder over the number of shares of Series C Stock subject to any Hold Order referred to in subparagraph (i) above;

          (B) subject to clause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of shares of Series C Stock subject to such Bids is greater than such excess, such Bids shall be considered valid up to the amount of such excess, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Bids with the same rate, the number of shares of Series C Stock subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of Series C Stock equal to such excess;

          (C) subject to clause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess; and

          (D) in any such event the number, if any, of such shares subject to Bids not valid under this subparagraph (ii) shall be treated as the subject of a Bid by a Potential Holder; and

     (iii) all Sell Orders shall be considered valid but only up to and including in the aggregate the excess of the number of Outstanding shares of Series C Stock held by such Existing Holder over the sum of the shares of Series C Stock subject to Hold Orders referred to in subparagraph (i) and valid Bids by Existing Holders referred to in subparagraph (ii) above.

     (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate bid with the rate therein specified.

     4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

     (a) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

     (i) the excess of the total number of Outstanding shares of Series C Stock over the number of Outstanding shares of Series C Stock that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Series C Stock");

     (ii)  from the Submitted Orders whether:

               (A) the number of Outstanding shares of Series C Stock that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of:

                    (I) the number of Outstanding shares of Series C Stock that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate, and

                    (II) the number of Outstanding shares of Series C Stock that are subject to Submitted Sell Orders

               (in the event of such excess or such equality (other than because the sum of the number of shares of Series C Stock in clauses (I) and (II) above is zero because all of the Outstanding shares of Series C Stock are the subject of Submitted Hold Orders), such Submitted Bids in clause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                    (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

                    (A)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of Series C Stock that are the subject of such Submitted Bids; and

                    (B)(I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the shares of Series C Stock that are the subject of those Submitted Bids, would result in such Existing Holders described in clause (A) continuing to hold an aggregate number of Outstanding shares of Series C Stock which, when added to the number of Outstanding shares of Series C Stock to be purchased by such Potential Holders described in clause (B), would equal not less than the Available Series C Stock.

     (b) Promptly after the Trust Company has made the determinations pursuant to paragraph (a) of this Section 4, the Trust Company shall advise the Corporation of the "AA" Composite Commercial Paper Rate and the Maximum Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

               (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

               (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Series C Stock are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Rate; or

               (iii) if all the Outstanding shares of Series C Stock are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the "AA" Composite Commercial Paper Rate.

     5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

     Based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

     (a) If Sufficient Clearing Bids have been made, subject to the provisions of paragraphs (c), (d) and (e) of this Section 5, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Series C Stock that are the subject of such Submitted Bid;

               (ii) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Series C Stock that are the subject of each Submitted Bid;

               (iii) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

               (iv) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Series C Stock that are the subject of such Submitted Bid, unless the number of Outstanding shares of Series C Stock subject to all such Submitted Bids shall be greater than the number of shares of Series C Stock ("remaining shares") equal to the excess of the Available Series C Stock over the number of shares of Series C Stock subject to Submitted Bids described in subparagraphs (ii) and (iii) of this paragraph (a), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell shares of Series C Stock, but only in an amount equal to the difference between (A) the number of Outstanding shares of Series C Stock then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of Series C Stock obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding shares of Series C Stock held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Series C Stock subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (v) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of Series C Stock obtained by multiplying the difference between the Available Series C Stock and the number of shares of Series C Stock subject to Submitted Bids described in subparagraphs (ii),
               (iii) and (iv) of this paragraph (a) by a fraction the numerator of which shall be the number of Outstanding shares of Series C Stock subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Series C Stock subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

     (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Series C Stock are subject to Submitted Hold Orders), subject to the provisions of paragraphs (c), (d) and (e) of this
Section 5, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of Series C Stock that are the subject of such Submitted Bid;

               (ii) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

               (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Series C Stock then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of Series C Stock obtained by multiplying the difference between the Available Series C Stock and the aggregate number of shares of Series C Stock subject to Submitted Bids described in subparagraphs (i) and (ii) of this paragraph (b) by a fraction the numerator of which shall be the number of Outstanding shares of Series C Stock held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of Series C Stock subject to all such Submitted Bids and Submitted Sell Orders.


     (c) If all of the Outstanding shares of Series C Stock are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

     (d) If, as a result of the procedures described in paragraph (a) or (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series C Stock on any Auction Date, the Trust Company, in such manner as it shall determine in its sole discretion, shall round up or down the number of shares of Series C Stock to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Series C Stock.

     (e)  If, as a result of the procedures described in paragraph (a) of this
Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of Series C Stock on any Auction Date, the Trust Company, in such manner as it shall determine in its sole discretion, shall allocate shares for purchase among Potential Holders so that only whole shares of Series C Stock are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of Series C Stock on such Auction Date.

     (f) Based on the results of each Auction, the Trust Company shall determine the aggregate number of shares of Series C Stock to be purchased and the aggregate number of shares of Series C Stock to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Series C Stock.

     6.   Miscellaneous.

     (a) The Board of Directors may interpret the provisions of this Part II to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the Auction Procedures provided for herein, and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances, authorize the filing of a Certificate of Correction or Certificate of Amendment.

     (b) So long as the Applicable Rate is based on the results of an Auction, an Existing Holder (i) may sell, transfer or otherwise dispose of shares of Series C Stock only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or its Broker-Dealer advises the Trust Company of such transfer, and (ii) shall have the ownership of the shares of Series C Stock held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

     (c) Neither the Corporation nor any affiliate thereof may submit an Order in any Auction. Any Broker-Dealer that is an affiliate of the Corporation may not submit Bids to purchase shares of Series C Stock in Auctions for its own account, and if such affiliated Broker-Dealer has otherwise acquired shares for its own account, it must submit a Sell Order in the next Auction with respect to such shares.

     (d) The Trust Company shall reject any Submitted Order of the Corporation or an Affiliate, except for Sell Orders of affiliated Broker-Dealers.

     (e) From and after the occurrence of a Rate Adjustment Event, shares of Series C Stock shall be registered for transfer or exchange and new certificates issued upon surrender of the old certificates deemed by the Trust Company (or any other transfer agent or registrar appointed by the Corporation) properly endorsed for transfer with all necessary endorsers' signatures guaranteed in such manner and form as the Trust Company (or such other transfer agent or registrar) may require by a guarantor reasonably believed by the Trust Company (or such other transfer agent or registrar) to be responsible, accompanied by such assurances as the Trust Company (or such other transfer agent or registrar) shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

TO BE SUBMITTED TO YOUR BROKER-DEALER WHO WILL THEN DELIVER COPIES ON YOUR BEHALF TO THE RESPECTIVE TRUST COMPANIES.

                           Master Purchaser's Letter
        Relating to Securities Involving Rate Settings through Auctions


To:  The Corporation
     The Trust Company
     A Broker-Dealer
     An Agent Member
     Other Persons

     1. This letter is designed to apply to auctions for publicly or privately offered debt or equity securities ("Securities") of any issuer ("Corporation") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions"). This letter shall be for the benefit of any Corporation and of any trust company or auction agent (collectively, "trust company"), broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

     2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Corporation as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions as set forth in the Prospectus.

     3. We agree that any bid or sell order, placed by us shall constitute an irrevocable offer by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any auction date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

     4. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered, or caused to be delivered on its behalf, to the applicable trust company a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions we or our broker-dealer or our agent member shall advise such trust company of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus. We agree to comply with any other transfer restrictions or other related procedures as described in the Prospectus.

     5. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by a global certificate registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company such information concerning our beneficial ownership of Securities as such trust company shall request.

     6. We acknowledge that partial deliveries of Securities purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

     7.   This letter is not a commitment by us to purchase any Securities.

     8. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior- or post-dated purchaser's letter specific to particular Securities; any recipient of this letter may rely upon it until such recipient has received a signed writing amending or revoking this letter.

     9. The descriptions of Auction procedures set forth in each applicable Prospectus are incorporated by reference herein and, in case of any conflict between this letter and any such description, such description shall control.

     10. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

     11.  Our agent member of the securities depository currently is
______________.

     12. Our personnel authorized to place orders with broker-dealers for the purposes set forth in the Prospectus in Auctions currently is/are ______________ _________________ telephone number (____) ____________.

     13.  Our taxpayer identification number is _________________________.

     14. This letter is continued on the reverse hereof and the provisions there set forth pertaining to privately offered Securities shall have the same effect as if set forth at this place.

Dated:_________________________________    _____________________________________
Mailing Address of Purchaser:                        (Name of Purchasers)


_______________________________________    By:__________________________________

_______________________________________    Printed Name:________________________

_______________________________________    Title:_______________________________

     15. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:


          A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

          B. We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risks of investing in and holding such Securities.

          C. We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Corporation and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

          D. We recognize that the Corporation and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.


(c) Flexible Auction Preferred Stock, Series D

                                    PART I

          1.   Designation.

          The designation of said series of Preferred Stock shall be Flexible Auction Preferred Stock, Series D (the "Series D Stock"). The number of shares of Series D Stock shall be 600. The stated value of the Series D Stock shall be $100,000 per share.

          2.   Dividends.

          (a) The Holders (as defined in Section 9 of this Part I) shall be entitled to receive, when, as and if declared by the Board of Directors (as defined in Section 9 of this Part I) out of funds legally available therefor, cumulative cash dividends, at the Applicable Rate (as defined in clause
(c)(i)(A) of this Section 2) per annum, determined as set forth below, and no more, payable on the respective dates set forth below.

          (b)(i) Dividends on shares of Series D Stock shall accrue at the Applicable Rate from the Date of Original Issue (as defined in Section 9 of this
Part I).

          (b)(ii) Accrued dividends on the shares of the Series D Stock shall be payable commencing on August 15, 1990. Thereafter, dividends on the Series D Stock for a Short-Term Dividend Period (as defined in subparagraph (b)(vi) of this Section 2) shall be payable on the last day of such Short-Term Dividend Period. Dividends on the shares of Series D Stock for a Long-Term Dividend Period (as defined in subparagraph (b)(vi) of this Section 2) shall be payable on the last day of such Long-Term Dividend Period and, if occurring prior to the last day of such Long-Term Dividend Period, on the first day of the fourth month after the commencement of such Long-Term Dividend Period and quarterly thereafter on the first day of each succeeding third month. Each day on which dividends would be payable as determined as set forth in this subparagraph (ii) but for the provisions set forth in subparagraph (b)(iii) of this paragraph 2 is referred to herein as a "Normal Dividend Payment Date."

          (b)(iii) Notwithstanding the preceding subparagraph (ii) of this paragraph (b), if:

          (A)(1) the Securities Depository (as defined in Section 9 of this Part I) shall not have advised the Trust Company (as defined in
     Section 9 of this Part I) at least five Business Days prior to a Dividend Payment Date that it will make available to its participants and members on Dividend Payment Dates, in funds immediately available in New York City, the amount due as dividends on such Dividend Payment Dates, and (2)(X) a Normal Dividend Payment Date is not a Business Day (as defined in Section 9 of this Part I) or (Y) the day next succeeding such Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day preceding such Normal Dividend Payment Date that is next succeeded by a Business Day; or

          (B)(1) the Securities Depository shall have advised the Trust Company at least five Business Days prior to such Dividend Payment Date that it will make available to its participants and members on Dividend Payment Dates, in funds immediately available in New York City, the amount due as dividends on such

     Dividend Payment Dates and (2) a Normal Dividend Payment Date is not a Business Day, then Dividends shall be payable on the first Business Day after such Normal Dividend Payment Date;

          (b)(iv) Notwithstanding the foregoing, if the date on which dividends on the shares of the Series D Stock would be payable as determined as set forth in subparagraphs (ii) and (iii) of this paragraph (b) is a day that would result in the number of days between successive Auction Dates (as defined in Section 9 of this Part I) for the Series D Stock (determined by including the first Auction Date and excluding the second Auction Date) not being at least equal to the then current Minimum Holding Period (as defined below), then dividends on such shares shall be payable, if clause (iii) (A) above would be applicable to the Series D Stock, on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day or, if clause (iii)(B) above would be applicable to the Series D Stock, on the first Business Day following such day on which dividends would be so payable, that in either case results in the number of days between such successive Auction Dates for the Series D Stock (determined as set forth above) being at least equal to the then current Minimum Holding Period.

          In addition, notwithstanding the foregoing, the Board of Directors, in the event of a change in law lengthening the minimum holding period (the "Minimum Holding Period") (currently found in Section 246(c) of the Code (as defined in Section 9 of this Part I) required for taxpayers to be entitled to the dividends-received deduction on Preferred Stock held by nonaffiliated corporations (currently found in Section 243(a) of the Code), shall adjust the period of time between Dividend Payment Dates (as hereinafter defined) so as, subject to clauses (A) and (B) of subparagraph (b)(iii), to adjust uniformly the number of Dividend Period Days (as defined in Section 9 of this Part I) in Short-Term Dividend Periods (as defined in subparagraph (b)(vi) of this Section
2) commencing after the date of such change in law to exceed the new Minimum Holding Period, provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such new Minimum Holding Period and in no event shall exceed 98 days and shall consist of a whole number of weeks.

          (b)(v) Each date on which dividends on the shares of the Series D Stock shall be payable as determined as set forth above shall be referred to herein as a "Dividend Payment Date" and the first Dividend Payment Date shall be referred to herein as the "Initial Dividend Payment Date." If applicable, the period from the preceding Dividend Payment Date to and including the next Dividend Payment Date for the Series D Stock during a Long-Term Dividend Period is herein referred to as a "Dividend Quarter." Although any particular Dividend Payment Date for the Series D Stock may not occur on the originally scheduled Normal Dividend Payment Date for the Series D Stock because of the foregoing provisions, each succeeding Dividend Payment Date for the Series D Stock shall be, subject to such provision, the date determined as set forth in subparagraph
(ii) above as if each preceding Dividend Payment Date had occurred on the respective originally scheduled Normal Dividend Payment Date.

          (b)(vi) The period from and after the Date of Original Issue to and including the Initial Dividend Payment Date (the "Initial Dividend Period") for the shares of Series D Stock shall contain 48 Dividend Period Days. After the Initial Dividend Period for the Series D Stock, each subsequent Dividend Period for the Series D Stock (except for the adjustments for non-Business Days provided in subparagraph (iii) above) shall contain 49 Dividend Period Days (each such period, subject to any adjustment as a result of a change in law lengthening the Minimum Holding

Period as provided in subparagraph (iv) above, being referred to herein as a "Short-Term Dividend Period"), unless as provided in subparagraph (vii) below, the Term Selection Agent specifies that any such subsequent Dividend Period shall be a Dividend Period containing any specified number of Dividend Period Days greater than the number of Dividend Period Days in a Short-Term Dividend Period and containing a number of Dividend Period Days evenly divisible by seven (each such period being referred to herein as a "Long-Term Dividend Period," and each such Short-Term Dividend Period and Long-Term Dividend Period, together with the Initial Dividend Period (as defined in clause (c)(i)(A)), being referred to herein as a "Dividend Period"). After the Initial Dividend Period for the Series D Stock, each successive Dividend Period for the Series D Stock shall commence on the Dividend Payment Date ending the preceding Dividend Period and shall end (i) during a Short-Term Dividend Period, on the next Dividend Payment Date for the Series D Stock and (ii) during a Long-Term Dividend Period, on the last day of the Long-Term Dividend Period specified by the Term Selection Agent in the related notice of Long-Term Dividend Period.

          (b)(vii) Not less than 10 and not more than 20 days prior to the date of an Auction (as defined in Section 9 of this Part I) for the Series D Stock and based on the criteria set forth below, the Term Selection Agent may give telephonic and written notice to the Corporation, the Trust Company, the Paying Agent and the Securities Depository that the next succeeding Dividend Period for the Series D Stock will be longer than a Short-Term Dividend Period (a "Notice of Long-Term Dividend Period"). Such notice will specify the next succeeding Dividend Period for the Series D Stock as a Long-Term Dividend Period, which may be any period designated by the Term Selection Agent greater than the Short-Term Dividend Period and containing a number of Dividend Period Days evenly divisible by seven, provided that for any Auction occurring after the initial Auction for the Series D Stock, the Term Selection Agent may not give a Notice of Long-Term Dividend Period for the Series D Stock (and any such notice shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction for the Series D Stock and full cumulative dividends for the Series D Stock payable prior to the date of Notice of Long-Term Dividend Period have been paid in full. The Term Selection Agent shall state in each Notice of Long-Term Dividend Period (i) that the next succeeding Dividend Period for the Series D Stock shall be a Long-Term Dividend Period, (ii) the term thereof and (iii) the redemption provisions applicable for such Long-Term Dividend Period. The Term Selection Agent may establish a Long-Term Dividend Period, and, subject to the provisions of Section 4 of this paragraph 6(c) of Article Fourth, the applicable redemption provisions therefor, for the shares of the Series D Stock if the Term Selection Agent determines that such Long-Term Dividend Period and such redemption provisions, in its sole opinion, provide the Corporation with the most favorable financing alternative based upon the following: (i) short-term and long-term market rates and indices of such short-term and long-term rates,
(ii) the amounts, maturities and interest or dividend rates on the then outstanding securities of the Corporation or its subsidiaries, (iii) market supply and demand for short-term and long-term securities, (iv) yield curves for short-term and long-term securities comparable to the shares of the Series D Stock, (v) industry and financial conditions which may affect the shares of the Series D Stock including the Term Selection Agent's expectations with respect thereto, (vi) current tax laws and administrative interpretations with respect thereto, (vii) the number of shares of the Series D Stock Outstanding on the next Auction Date and (viii) the number of potential purchasers. Any Notice of Long-Term Dividend Period may be revoked by the Term Selection Agent on or prior to the second Business Day prior to the related Auction by telephonic and written notice (a "Notice of Revocation") to the Corporation, the Trust Company, the Paying Agent and the Securities Depository, specifying that the Term Selection Agent has determined that because of subsequent changes in any of the foregoing factors, such Long-Term Dividend Period would not result in the most favorable financing alternative for the Corporation, and shall be deemed to have been revoked if on or prior to the second Business Day prior to the related Auction, the Term Selection Agent shall have been removed and the Corporation shall have given written and telephonic notice of such removal ("Notice of Removal") to the Trust Company, the Paying Agent and the Securities Depository. Except with respect to a Notice of Long-Term Dividend Period that is deemed to be revoked, any Long-Term Dividend Period specified by the Term Selection Agent for the Series D Stock and any revocation thereof shall be conclusive and binding on the Corporation and the Holders.

          The Corporation may remove the Term Selection Agent for the Series D Stock upon 5 days' written notice. If there is no Term Selection Agent with respect to any Dividend Period, then such Dividend Period shall be a Short-Term Dividend Period.

          If the Term Selection Agent does not give a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period for the Series D Stock or gives a Notice of Revocation with respect thereto or such Notice of Long-Term Dividend Period shall be deemed to have been revoked, such next succeeding Dividend Period shall be a Short-Term Dividend Period. In addition, in the event the Term Selection Agent has given a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period for the Series D Stock and has not given a Notice of Revocation with respect thereto and such Notice of Long-Term Dividend Period shall not have been deemed revoked, but Sufficient Clearing Bids are not made in the related Auction for the Series D Stock or such Auction is not held for any reason, such next succeeding Dividend Period shall, notwithstanding such Notice of Long-Term Dividend Period, be a Short-Term Dividend Period and the Term Selection Agent may not again give a Notice of Long-Term Dividend Period (and any such notice shall be null and void) for the Series D Stock until sufficient Clearing Bids have been made in an Auction with respect to a Short-Term Dividend Period for the Series D Stock.

          (b)(viii) As long as the Applicable Rate is based on the results of an Auction, the Corporation shall pay to the Paying Agent (as defined in Section 9 of this Part I) not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date, an aggregate amount of funds available on the next Business Day in the City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. All such moneys shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in subparagraph (ix) or this paragraph (b).

          (b)(ix) Each dividend shall be payable to the Holders as their names appear on the stock register of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if a Rate Adjustment Event (as defined in Section 9 of this Part I) shall have occurred and shall not have been cured by paying all accrued and unpaid dividends and unpaid redemption payments as provided in clause (c)(i)(B), such dividend shall be paid to such Holders as their names appear on the stock register of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the stock register of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (c)(i)(A) The dividend rate of shares of Series D Stock shall be 6.55% per annum during the Initial Dividend Period. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of Series D Stock for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Periods") thereafter, which Subsequent Dividend Periods shall commence on the day that is the last day of the preceding Dividend Period and shall end on and include the next succeeding Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures (as defined in Section 9 of this Part
I); provided, however, that in the event that an Auction for any Dividend Period is not held for any reason (other than as a result of the existence of a Rate Adjustment Event on the Auction Date for such Dividend Period), the dividend rate for such Dividend Period shall be the Non-Auction Rate on the Auction Date with respect to such Dividend Period. The "Non-Auction Rate" on an Auction Date shall be the greater of (x) the Applicable Rate in effect immediately prior to such Auction Date or (y) the Maximum Rate in effect on such Auction Date for a Short-Term Dividend Period, regardless of whether an Auction is held. The dividend rate for any Dividend Period or part thereof determined as set forth in this paragraph (c) is referred to herein as the "Applicable Rate" for such Dividend Period or part thereof.

          (c)(i)(B) In the event a Rate Adjustment Event occurs on a Dividend Payment Date and is not cured in accordance with the next succeeding sentence. Auctions will be suspended until such time as set forth below, and the Applicable Rate for each Dividend Period thereafter (until Auctions are resumed), including the Dividend Period commencing on the date of such Rate Adjustment Event, shall be equal to the Maximum Rate with respect to such Dividend Period (but, for purposes of determining such Maximum Rate, with the prevailing rating for the Series D Stock being deemed to be "Below ba3"/BB-" and the first day of such Dividend Period being deemed to be the Auction Date) and each such Dividend Period shall be a Short-Term Dividend Period. Any such Rate Adjustment Event shall be deemed cured if by 12:00 noon, New York City time, on the third Business Day next succeeding any such Rate Adjustment Event, the Corporation shall have deposited with the Trust Company all accumulated and unpaid dividends and any unpaid redemption payments, including the full amount of any dividends to be paid with respect to the Dividend Period with respect to which such Rate Adjustment Event occurred, plus an amount computed by multiplying (i) 250% of the 60-Day "AA" Composite Commercial Paper Rate on the date on which such Rate Adjustment Event occurred by (ii) a fraction, the numerator of which shall be the number of days for which such Rate Adjustment Event is not cured in accordance with this sentence (including the day such Rate Adjustment Event occurs and excluding the day such Rate Adjustment Event is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate amount not paid when due.

          9(c)(ii)   In the event a Rate Adjustment Event occurs during a Long-
Term Dividend Period, the Applicable Rate for such Dividend Period shall remain unchanged, and an additional amount computed by multiplying (i) the Maximum Rate with respect to such Dividend Period (but, for purposes of determining such Maximum Rate, with the prevailing rating for the Series D Stock being deemed to be "Below "ba3"/BB-" and the date of such Rate Adjustment Event being deemed to be the Auction Date) by (ii) a fraction, the numerator of which shall be the number of days for which such Rate Adjustment Event is not cured (including the day such Rate Adjustment Event occurs and excluding the day such Rate Adjustment Event is cured) and the denominator of which shall be 360, and applying the rate obtained against accumulated dividends and redemption payments not paid when due, shall accumulate as additional dividends on the shares of the Series D Stock. In the event that such Rate Adjustment Event is not cured prior to the next succeeding

Auction Date for shares of the Series D Stock, Auctions for the Series D Stock shall be suspended, the next succeeding Dividend Period shall be a Short-Term Dividend Period and the Applicable Rate shall be equal to the Maximum Rate with respect to such Dividend Period (but, for purposes of determining such Maximum Rate, with the prevailing rating for the Series D Stock being deemed to be "Below "ba3"/BB-" and the first day of such Dividend Period being deemed to be the Auction Date). Thereafter until such Rate Adjustment Event shall have been cured and full and cumulative dividends on the shares of the Series D Stock shall have been paid in full or the Board of Directors of the Corporation shall have declared a dividend in such amount and funds sufficient for the payment thereof shall have been irrevocably deposited with the Paying Agent, each subsequent Dividend Period and Applicable Rate for the Series D Stock will be determined pursuant to the next preceding paragraph.

          (c)(iii) If prior to an Auction Date for shares of the Series D Stock, full and cumulative dividends shall have been paid in full or the Board of Directors of the Corporation shall have declared a dividend in such amount and funds sufficient for the payment thereof shall have been irrevocably deposited with the Paying Agent, and any unpaid redemption payments shall have been made, Auctions for the Series D Stock will resume.

          (c)(iv) The amount of dividends per share accrued and payable on shares of Series D Stock for each Dividend Period or Dividend Quarter shall be computed by multiplying the Applicable Rate for such Dividend Period or Dividend Quarter by a fraction, the numerator of which shall be the number of Dividend Period Days in such Dividend Period or Dividend Quarter (calculated by counting the first day of such Dividend Period or Dividend Quarter but excluding the last day thereof), and the denominator of which shall be 360 and applying the rate obtained against $100,000; and the amount of dividends per share accrued for any part of any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in such part of such Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which shall be 360 and applying the rate obtained against $100,000.

          (d)(i) No full dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series D Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the Series D Stock and any other Preferred Stock ranking on a parity as to dividends with the Series D Stock, all dividends declared upon the Series D Stock and any other Preferred Stock ranking on a parity as to dividends with the Series D Stock shall be declared pro rata so that the amount of dividends declared per share on the Series D Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Stock and such other Preferred Stock bear to each other. Holders of Series D Stock shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of the full cumulative dividends, as herein provided, on the Series D Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payments on the Series D Stock which may be in arrears.

          (d)(ii) So long as any shares of Series D Stock are outstanding, no dividend (other than a dividend in Common Stock or in any other stock-ranking junior to Series D Stock as to dividends and upon liquidation and other than as provided in subparagraph (i) of this paragraph (d)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with the Series D Stock as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series D Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series D Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series D Stock shall have been paid for all past Dividend Periods.

          3.   Voting.

          (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Series D Stock and all other series of Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, at the time outstanding given in person or by proxy either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Series D Stock and shares of Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to the Series D Stock or any series of Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation) which would adversely affect the powers, preferences, rights or privileges of the Series D Stock or the Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation; provided, however, that if any such amendment, alteration or repeal would adversely affect the powers, preferences, rights or privileges of the Series D Stock or one or more series of the Preferred Stock or ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, but shall not so affect the entire class, then only the shares of the one or more series so affected shall be considered to be a separate class entitled to vote upon or consent to such amendment, alteration or repeal;

          (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Series D Stock and all other series of Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series D Stock and such other series of Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any class of stock of the Corporation ranking prior to the shares of the Series D Stock and such other series of Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

          (c) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the Series D Stock or the Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, shall exist, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series D Stock and the Preferred Stock of all series ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series D Stock and the Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation. Each director elected by the holders of shares of Series D Stock and Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed without cause by, and shall not be removed without cause except by, the vote of the holders of record of the outstanding shares of Series D stock and Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Series D Stock and Preferred Stock ranking on a parity with the Series D
Stock, either as to dividends or upon liquidation, called for that purpose. So long as a default in preference dividends on the Series D Stock or the Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation shall exist, (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Series D Stock and Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Series D Stock or the Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, shall be deemed to have occurred whenever the amount of accrued dividends upon the Series D Stock or any series of the Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, shall be equivalent to six full quarterly dividends (which, with respect to any Series D Stock providing for other than quarterly dividend periods, shall be deemed to be dividends in respect of a number of dividend periods containing not less than 540 days) or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Series D Stock and Preferred Stock ranking on a parity with the Series D Stock, either as to dividends or upon liquidation, of each and every series then outstanding shall have been paid to the end of the last preceding dividend period.

          4.   Redemption.

          (a)(i) The Series D Stock may be redeemed, at the option of the Corporation, as a whole or from time to time in part, (A) in the case of a Short-Term Dividend Period, on the

Dividend Payment Date for such period and (B) in the case of a Long-Term Dividend Period, on such Dividend Payment Dates as may be established by the Term Selection Agent as redemption dates, and on such other terms as may be established by the Term Selection Agent, such dates and other terms have been determined by the Term Selection Agent as the dates and terms which provide the Corporation with the most favorable financing alternatives, such determination to be based upon the factors listed in clauses (i)-(viii) of subparagraph 2(b)
(vii) hereof at a redemption price of $100,000 per shares plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

          (a) (ii) If fewer than all of the outstanding shares of Series D Stock are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares to be redeemed shall be determined by the Board of Directors, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (with adjustments to avoid redemption of fractional shares).

          (b) If the Corporation shall redeem shares of Series D Stock pursuant to paragraph (a) of this Section 4, notice of such redemption shall be given by mailing the same by first class mail, postage prepaid, not less than 30 nor more than 45 days prior to the date fixed for redemption thereof, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock register of the Corporation. Such notice shall state: (i) the redemption date; (ii) the number of shares of Series D Stock to be redeemed; (iii) the redemption price plus the amount of accrued and unpaid dividends to the redemption date; (iv) the place or places where certificates for such shares of Series D Stock are to be surrendered for payment of the redemption price; and
(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares held by any Holder are to be redeemed, the notice mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.

          (c) Notwithstanding the provisions of paragraph (a) of this Section 4, if any dividends on the Series D Stock are in arrears, no shares of Series D Stock shall be redeemed unless all outstanding shares of Series D Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Series D Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series D Stock pursuant to a purchase or exchange offer made on the same terms to Holders of all outstanding shares of Series D Stock.

          (d) If notice of redemption has been given under paragraph (b) of this Section 4 or the Corporation has irrevocably authorized and directed the Redemption Agent to begin promptly and complete such giving of notice, and the Corporation has deposited in trust with the Redemption Agent funds necessary for such redemption, from and after the later of the date of such notice or the date such deposit is made, the shares of Series D Stock called for redemption shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive the redemption price plus an amount equal to the accrued and unpaid dividends thereon to the date fixed for redemption) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the redemption price set forth above plus an amount equal to such accrued and unpaid dividends shall be paid by the Redemption Agent to the Holders of the shares of Series D Stock subject to redemption as set forth in paragraph (c) of this Section 4. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

          (e) As long as the Applicable Rate is based on the results of an Auction, on the Business Day immediately preceding the date fixed for redemption, the Corporation shall pay the applicable Redemption Deposit Amount (as defined in Section 9 of this Part I) to the Redemption Agent, in funds available on the redemption date for disbursement to Holders as appropriate. All such moneys shall be held in trust by the Redemption Agent for the benefit of Holders of shares so to be redeemed.

          5.  Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding up of the Corporation, the Holders of the Series D Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Series D Stock upon liquidation, the amount of $100,000 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of the final distribution.

          (b) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this
Section 5.

          (c) After the payment to the holders of the Series D Stock of the full preferential amounts provided for in this Section 5, the holders of Series D Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event the assets of the Corporation available for distribution to the holders of Series D Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 5, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the Series D Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series D Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          (e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series D Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 5 before any payment shall be made to the holders of any class or series of capital stock of the Corporation ranking junior upon liquidation to the Series D Stock.

          6.  Sinking or Retirement Fund.

          The Series D Stock shall not be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such stock.

          7.  Rank.

          For purposes of this paragraph 6(c) of Article Fourth, any stock of any class or classes of the Corporation shall be deemed to rank:

          (a) prior to the Series D Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of Series D Stock;

          (b) on a parity with the Series D Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Series D Stock, or if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of Series D Stock; and

          (c) junior to the Series D Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of Series D Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

          8.  Additional Agreements.

          (a) Term Selection Agent. The Corporation shall use its best efforts to maintain a Term Selection Agent with respect to the Series D Stock to act in accordance with the provisions set forth herein.

          (b) Trust Company. The Corporation shall use its best efforts to maintain a Trust Company with respect to the Series D Stock to act in accordance with the provisions set forth herein.

          9. As used in Parts I and II of this paragraph 6(c) of Article Fourth, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          (a) "60-day 'AA' Composite Commercial Paper Rate," on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's or its successor, or the equivalent of such rating by another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company for the close of business on the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the 60-day "AA" Composite Commercial Paper Rate, the 60-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors shall adjust the number of Dividend Period Days pursuant to the second sentence of subparagraph (b)(iv) of Section 2 of this Part I, then (i) if the Dividend Period Days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial Paper, and
     (ii) if the Dividend Period Days shall be 85 or more days but 98 or fewer days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper maturing in a given number of days shall be equal to the quotient (rounded to the nearest one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

          (b) "Applicable 'AA' Composite Commercial Paper Rate" for any Long-Term Dividend Period on any date, shall mean (A) in the case of any Long-Term Dividend Period of less than 70 Dividend Period Days, the interest equivalent of the 60-day rate, (B) in the case of any Long-Term Dividend Period of 70 Dividend Period Days or more but less than 85 Dividend Period Days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (C) in the case of any Long-Term Dividend Period of 85 Dividend Period Days or more but less than 120 Dividend Period Days, the interest equivalent of the 90-day rate, (D) in the case of any Long-Term Dividend Period of 120 Dividend Period Days or more but less than 148 Dividend Period Days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates, (E) in the case of any Long-Term Dividend Period of 148 Dividend Period Days or more but less than 210 Dividend Period Days, the interest equivalent of the 180-day rate, (F) in the case of any Long-Term Dividend Period of 210 Dividend Period Days or more but less than 238 Dividend Period Days, the arithmetic average of the interest equivalent of the 180-day and 270-day rates and (G) in the case of any Long-Term Dividend Period of 238 or more Dividend Period Days, the interest equivalent of the 270-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard &
     Poor's or its successor, or the equivalent of such rating by another rating agency as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date or in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers, to the Trust Company for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

          (c) "Applicable Rate" shall mean the rate per annum at which dividends are payable for any Dividend Period established pursuant to clause
     (c)(i)(A) of Section 2 of this Part I.

          (d) "Applicable Treasury Rate" on any date, which respect to the Series D Stock with a Long-Term Dividend Period of one year or more, shall mean the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Long-Term Dividend Period, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release
     H.15 (519)--Selected Interest Rates," or any successor publication by the Federal Reserve Board within five Business days preceding such date. In the event that the Federal Reserve Board does not publish such weekly per annum interest rate, or if such release is not yet available, the applicable Treasury Rate will be the arithmetic average of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Business Day next preceding such date of the U.S. Government Securities Dealers obtained by the Trust Company (in the case of a determination of the Applicable Treasury Rate on any Auction Date) or the Corporation (in the case of a determination of such rate on any other day) for the issue of direct obligations of the United States Treasury, in an aggregate principal amount of at least $1,000,000, with a remaining maturity equal to, or next lower than, the number of Dividend Period Days in such Long-Term Dividend Period. If any U.S. Government Securities Dealer does not quote a rate required to determine the Applicable Treasury Rate, the Applicable Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or Dealers or any Substitute U.S. Government Securities Dealer or Dealers selected by the Corporation to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or Dealers, as the case may be, or, if the Corporation does not select any such Substitute U.S. Government Securities Dealer or Dealers, by the remaining U.S. Government Securities Dealer or
     Dealers: provided that, in the event the Corporation is unable to cause such quotations to be furnished to the Trust

     Company (or, if applicable, to the Corporation) by such sources, the Corporation may cause such rates to be furnished to the Trust Company (or, if applicable, to the Corporation) by such alternative source as the Corporation in good faith deems to be reliable. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate.

          (e) "Auction" shall mean each periodic implementation of the Auction procedures.

          (f) "Auction Date" shall mean the Business Day next preceding the first day of each Dividend Period after the Initial Dividend Period.

          (g) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

          (h) "Board of Directors" shall mean the Board of Directors of the Corporation or (except in the context of the voting rights provisions relating to the Series D Stock as provided for in Section 3 of this Part I) a duly authorized committee thereof.

          (i) "Business Day" shall mean a day on which the New York Stock Exchange, Inc. is open for trading and on which banks in neither The City of New York, New York, nor Chicago, Illinois, are authorized by law to close.

          (j) "Code" shall mean the Internal Revenue Code of 1986.

          (k) "Commercial Paper Dealers" shall mean Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc. and Shearson Lehman Hutton Inc. or, in lieu of any thereof, their respective affiliates or successors.

          (l) "Common Stock" shall mean all shares now or hereafter issued of any class of common stock of the Corporation presently authorized and any other shares of stock into which such stock may hereinafter be changed from time to time.

          (m) "Date of Original Issue" shall mean the date on which the Corporation originally issues shares of Series D Stock.

          (n) "Dividend Payment Date" shall have the meaning specified in subparagraph (b)(v) of Section 2 of this Part I.

          (o) "Dividend Period" and "Dividend Periods" shall have the meaning specified in subparagraph (b)(vi) of Section 2 of this Part I.

          (p) "Dividend Period Days" shall mean the number of days, without giving effect to clauses A and B of subparagraph 2(b)(iii), between successive Dividend

     Payment Dates, and shall be calculated by including the first Dividend Payment Date and excluding the last Dividend Payment Date.

          (q) "Dividend Quarter" shall have the meaning specified in subparagraph (b)(v) of Section 2 of this Part I.

          (r) "Holder" shall mean a holder of shares of Series D Stock as such holder's name appears on the stock register of the Corporation.

          (s) "Initial Dividend Payment Date" shall have the meaning specified in subparagraph (b)(v) of Section 2 of this Part I.

          (t) "Initial Dividend Period" shall have the meaning specified in subparagraph (b)(vi) of Section 2 of this Part I.

          (u) "Long-Term Dividend Period" shall have the meaning specified in subparagraph (b)(vi) of Section 2 of this Part I.

          (v) "Maximum Rate," with respect to a Short-Term Dividend Period, on any Auction Date will be the rate obtained by multiplying the 60-day "AA" Composite Commercial Paper Rate on such Auction Date, and with respect to a Long-Term Dividend Period, the Maximum Rate on any Auction Date will be the rate obtained by multiplying the Reference Rate on such Auction Date, by a percentage determined as set forth below based on the credit ratings assigned to the Series D Stock by Moody's and Standard & Poor's (or by one of them and a Substitute Rating Agency if Moody's or Standard & Poor's shall not make such rating available, or by two Substitute Rating Agencies if neither Moody's nor Standard & Poor's shall make such rating available; in the event that only one such rating shall be available, the percentage will be based on such rating).

          Credit Rating
-----------------------------------------         Applicable Percentage of
                                                  60-day "AA" Composite
     Moody's          Standard & Poor's           Commercial Paper Rate
                                                    or Reference Rate
-----------------------------------------        --------------------------
  "aa3" or Above      AA- or Above                       110%
  "a3" to "al"        A- to A+                           125%
  "baa3" to "baal"    BBB- to BBB+                       150%
  "ba3" to "bal"      BB- to BB+                         200%
  Below "ba3"         Below BB-                          250%

          If the ratings are split between two of the foregoing categories, the lower rating will determine the prevailing rating.

          The Corporation shall take all reasonable action necessary to enable Moody's and Standard & Poor's to provide a rating for the Series D Stock. If either Moody's or Standard & Poor's shall not make such rating available or neither Moody's nor Standard & Poor's shall make such a rating available, Goldman, Sachs & Co. or its affiliates and successors, after consultation with the Corporation, shall select a Substitute Rating Agency or two Substitute Rating Agencies, as the case may be.

          (w) "Minimum Holding Period" shall have the meaning specified in subparagraph (b)(iv) of Section 2 of this Part I.

          (x) "Moody's" shall mean Moody's Investors Service, Inc., or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Series D Stock and, if such agency is not in such business, then a Substitute Rating Agency.

          (y)  "Non-Auction Rate" shall have the meaning specified in clause
     (c)(i)(A) of Section 2 of this Part I.

          (z) "Notice of Long-Term Dividend Period" shall have the meaning specified in subparagraph (b)(vii) of Section 2 of this Part I.

          (aa) "Notice of Revocation" shall have the meaning specified in subparagraph (b)(vii) of Section 2 of this Part I.

          (bb) "Notice of Removal" shall have the meaning specified in subparagraph (b)(vii) of Section 2 of this Part I.

          (cc) "Outstanding" shall mean, as of any date, shares of Series D Stock theretofore issued by the Corporation except, without duplication,
     (i) any shares of Series D Stock theretofore canceled or delivered to the Trust Company for cancellation or redeemed by the Corporation or as to which the Corporation shall have published a notice of redemption or irrevocably authorized and directed the Redemption Agent to begin and promptly complete such publication of notice, and deposited in trust with the Redemption Agent funds necessary for such redemption in accordance with this Restated Certificate of Incorporation, (ii) any shares of Series D Stock as to which the Corporation or any Affiliate thereof (other than a Broker-Dealer affiliate) shall be an Existing Holder and (iii) any shares of Series D Stock represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

          (dd) "Paying Agent" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors.

          (ee) "Preferred Director" shall have the meaning specified in paragraph (c) of Section 3 of this Part I.

          (ff) "Rate Adjustment Event" shall mean any failure by the Corporation to pay (i) to the Paying Agent funds available on any Dividend Payment Date in the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of Series D Stock or
     (ii) to the Redemption Agent funds available on any redemption date in the full amount of the redemption price to be paid on such redemption date, plus an amount equal to the accrued and unpaid dividends thereon (whether or not earned or declared) to such redemption date, of any share of Series D Stock after a notice of redemption has been given.

          (gg) "Redemption Agent" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors.

          (hh) "Redemption Deposit Amount" shall mean the product of (i) the number of outstanding shares of Series D Stock to be redeemed times (ii) an amount equal to the applicable redemption price plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

          (ii) "Reference Rate" shall, mean for Long-Term Dividend Periods (i) from 50 days to 270 days, the Applicable "AA" Composite Commercial Paper Rate, (ii) from 270 days to one year, the higher of the 270-day Applicable "AA" Composite Commercial Paper Rate and the one-year Applicable Treasury Rate and (iii) from one year to 10 years, the Applicable Treasury Rate.

          (jj) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Series D Stock.

          (kk) "Short-Term Dividend Period" shall have the meaning specified in subparagraph (b)(vi) of Section 2 of this Part I.

          (ll) "Standard & Poor's" shall mean Standard & Poor's Corporation, or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Series D Stock and, if such agency is not in such business, then a Substitute Rating Agency.

          (mm) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in clause (c)(i)(A) of Section 2 of this Part I.

          (nn) "Substitute Commercial Paper Dealer" shall mean The First Boston Corporation or Morgan Stanley & Co. Incorporated, or their respective affiliates or successors; provided that neither such dealer nor any of its affiliates shall be a Commercial Paper Dealer.

          (oo) "Substitute Rating Agency" shall mean a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities Exchange Act of 1934) selected by Goldman, Sachs & Co., or its successors or affiliates, after consultation with the Corporation.

          (pp) "Substitute U.S. Government Securities Dealer" shall mean Morgan Stanley & Co. Incorporated or Salomon Brothers Inc., or their respective affiliates or successors.

          (qq) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 4 of Part II hereof.

          (rr) "Term Selection Agent" shall mean Goldman, Sachs & Co., unless or until another investment banking firm has been appointed as such by a resolution of the Board of Directors of the Corporation.

          (ss) "Trust Company" shall mean a bank or trust company appointed as such by a resolution of the Board of Directors.

          (tt) "U.S. Government Securities Dealer" shall mean Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and The First Boston Corporation or, in lieu of any thereof, their respective affiliates or successors.

                                    PART II

          1.   Certain Definitions.

          Capitalized terms not defined in the Section 1 shall have the respective meanings specified in Part I of this paragraph 6(c) of Article Fourth. As used in this Part II, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Corporation.

          (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

          (c) "Available Series D Stock" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

          (d) "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

          (e) "Bidder" and Bidders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

          (f) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the function required of a broker-dealer in this Part II, that is a member of, or a participant in, the Securities Depository, and that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

          (g) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

          (h) "Existing Holder," when used with respect to shares of Series D Stock, shall mean a Person who signed a Purchaser's Letter and is listed as the beneficial owner of such shares of Series D Stock in the records of the Trust Company.

          (i) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

          (j) "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

          (k) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an incorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

          (l) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Purchaser's Letter and
     (ii) who may be interested in acquiring shares of Series D Stock (or, in the case of an Existing Holder, additional shares of Series D Stock).

          (m) "Purchaser's Letter" shall mean a Master Purchaser's Letter, the form of which is attached hereto, addressed to the Corporation, the Trust Company and an Agent Member in which a Person agrees, among other things, to offer to purchase, to offer to sell and/or to sell shares of Series D Stock as set forth in this Part II, or a similar letter containing substantially the same information and representations, or such other letter as the Board of Directors shall approve.

          (n) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

          (o) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

          (p) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

          (q) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

          (r) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

          (s) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of
     Section 4 of this Part II.

          (t) "Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

          2.   Orders by Existing Holders and Potential Holders.

          (a) On or prior to the Submission Deadline on each Auction Date:

               (i) each Existing Holder may submit to a Broker-Dealer information as to:

                         (A)  the number of Outstanding shares,
               if any, of Series D Stock held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                         (B)  the number of Outstanding shares,
               if any, of Series D Stock that such Existing
               Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                         (C)  the number of Outstanding shares,
               if any, of Series D Stock held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

               (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, on such lists to determine the number of shares, if any, of Series D Stock which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

          For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause
(i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

          (b)(i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                         (A)  the number of Outstanding shares of
                    Series D Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than such specified rate; or

                         (B)  such number or a lesser number of
                    Outstanding shares of Series D Stock to be determined as set forth in subparagraph
                    (a)(iv) of Section 5 of this Part II if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or

                         (C)  a lesser number of Outstanding
                    shares of Series D Stock to be determined as set forth in subparagraph (b)(iii) of Section 5 of this Part II if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

          (b)(ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                         (A)  the number of Outstanding shares of
                    Series D Stock specified in such Sell Order;
                    or

                         (B)  such number or a lesser number of
                    Outstanding shares of Series D Stock as set forth in subparagraph (b)(iii) of Section 5 of this Part II if Sufficient Clearing Bids do not exist.

          (b)(iii) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                         (A)  the number of Outstanding shares of
                    Series D Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than such specified rate; or

                    (B)  such number or a lesser number
               of Outstanding shares of Series D Stock
               as set forth in subparagraph (a)(v) of
               Section 5 of this Part II if the
               Applicable Rate determined on such Auction
               Date shall be equal to such specified rate.

     3.   Submission of Orders by Broker-Dealers to Trust Company.

     (a) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

               (i)   the name of the Bidder placing such Order;

               (ii) the aggregate number of shares of Series D Stock that are the subject of such Order;

               (iii) to the extent that such Bidder is an Existing Holder:

                    (A)  the number of shares, if any, of Series
               D Stock subject to any Hold Order placed by such Existing Holder;

                    (B) the number of shares, if any, of Series D Stock subject to any Bid placed by such Existing
               Holder and the rate specified in such Bid; and

                    (C) the number of shares, if any, of Series D Stock subject to any Sell Order placed by such Existing Holder; and

               (iv) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

     (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.001) of 1%.

     (c) If an Order or Orders covering all of the outstanding shares of Series D Stock held by any Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Series D Stock held by such Existing Holder and not subject to Orders submitted to the Trust Company.

     (d) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Series D Stock held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

          (i) all Hold Orders shall be considered valid, but only up to and including in the aggregate the number of shares of Series D Stock held by such Existing Holder, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Hold Orders, if the number of shares of Series D Stock held by such Existing Holder is less than the aggregate number of shares that are the subject of such Existing Holder's Hold Orders, the number of shares subject to each Hold Order shall be reduced pro rata to cover the number of shares of Series D Stock held by such Existing Holder;

          (ii)(A) any Bid shall be considered valid up to and including the excess of the number of outstanding shares of Series D Stock held by such Existing Holder over the number of shares of Series D Stock subject to any Hold Order referred to in subparagraph (i) above;

          (ii)(B) subject to clause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of shares of Series D Stock subject to such Bids is greater than such excess, such Bids shall be considered valid up to the amount of such excess, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Bids with the same rate, the number of shares of Series D Stock subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of Series D Stock equal to such excess;

          (ii)(C) subject to clause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess; and

          (ii)(D) in any such event the number, if any, of such shares subject to Bids not valid under this subparagraph (ii) shall be treated as the subject of a Bid by a Potential Holder; and

          (iii) all Sell Orders shall be considered valid but only up to and including in the aggregate the excess of the number of Outstanding shares of Series D Stock held by such Existing Holder over the sum of the shares of Series D Stock subject to Hold Orders referred to in subparagraph (i) and valid Bids by Existing Holders referred to in subparagraph (ii) above.

     (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate therein specified.

     4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

     (a) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders" and shall determine:

             (i) the excess of the total number of Series D Stock over the number of Outstanding shares of Series D Stock that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Series D Stock");

            (ii)  from the Submitted Orders whether:

                    (A) the number of Outstanding shares of Series D Stock that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of:

                           (I) the number of Outstanding shares of Series D
                    Stock that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate, and

                          (II) the number of Outstanding shares of Series D
                    Stock that are subject to Submitted Sell Orders (in the event of such excess or such equality (other than because the sum of the number of shares of Series D Stock in clauses
                    (I) and (II) above is zero because all of the outstanding shares of Series D Stock are the subject of Submitted Hold Orders), such Submitted Bids in clause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

           (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

                    (A)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of Series D

           Stock that are the subject of such Submitted Bids; and

                    (B)(I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the shares of Series D Stock that are the subject of those Submitted Bids, would result in such Existing Holders described in clause (A) continuing to hold an aggregate number of Outstanding shares of Series D Stock which, when added to the number of Outstanding shares of Series D Stock to be purchased by such Potential Holders described in clause (B), would equal not less than the Available Series D Stock.

     (b) Promptly after the Trust Company has made the determinations pursuant to paragraph (a) of this Section 4, the Trust Company shall advise the Corporation of the Maximum Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

               (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

               (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Series D Stock are the subject of Submitted Hold Orders), then (a) if the Term Selection Agent has not given a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period or has given a Notice of Revocation with respect thereto or such Notice of Long-Term Dividend Period shall be deemed to have been revoked, the Applicable Rate for such next succeeding Dividend Period shall be the Maximum Rate on the Auction Date for a Short-Term Dividend Period and (b) if the Term Selection Agent has given a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period and has not given a Notice of Revocation with respect thereto and such Notice of Long-Term Dividend Period shall not have been deemed revoked, such next succeeding Dividend Period shall, notwithstanding such Notice of Long-Term Dividend Period, be a Short-Term Dividend Period, and the Applicable Rate for such next succeeding Dividend Period shall be the greatest of
     (i) the Applicable Rate in effect immediately prior to the applicable Auction, (ii) the Maximum Rate on the Auction Date for a Short-Term Dividend Period or (iii) the Maximum Rate on the Auction Date for the specified Long-Term Dividend Period, or

               (iii) if all the Outstanding shares of Series D Stock are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall (1) in the case of a Short-Term Dividend Period, be equal to 59% of the 60-day "AA" Composite Commercial Paper Rate in effect on the date of such Auction; and (2) in the case of a Long-Term Dividend Period, 59% of the Reference Rate in effect on the date of such Auction.

          5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

          Based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

          (a) If Sufficient Clearing Bids have been made, subject to the provisions of paragraphs (c), (d) and (e) of this Section 5, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Series D Stock that are the subject of such Submitted Bid;

               (ii) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Series D Stock that are the subject of each Submitted Bid;

               (iii) the Submitted Bid of each of the Potential
          Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

               (iv) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Series D Stock that are the subject of such Submitted Bid, unless the number of outstanding shares of Series D Stock subject to all such Submitted Bids shall be greater than the number of shares of Series D Stock ("remaining shares") equal to the excess of the Available Series D Stock over the number of shares of Series D Stock subject to Submitted Bids described in subparagraphs (ii) and (iii) of this paragraph (a), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell shares of Series D Stock but only in an amount equal to the difference between (A) the number of outstanding shares of Series D Stock then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of Series D Stock obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding shares of Series D Stock held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Series D Stock subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (v) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of Series D Stock obtained by multiplying the difference between the Available Series D Stock and the number of shares of Series D Stock subject to Submitted Bids described in subparagraphs (ii), (iii) and (iv) of this paragraph (a) by a fraction the numerator of which shall be the number of Outstanding shares of Series D Stock subject to such Submitted Bid and the denominator of which shall be the sum of the number of outstanding shares of Series D Stock subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

          (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Series D Stock are subject to Submitted Hold Orders), subject to the provisions of paragraphs (c),
     (d) and (e) of this Section 5, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of Series D Stock that are the subject of such Submitted Bid;

               (ii) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

               (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Series D Stock then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of Series D Stock obtained by multiplying the difference between the Available Series D Stock and the aggregate number of shares of Series D Stock subject to

     Submitted Bids described in subparagraphs (i) and (ii) of this paragraph (b) by a fraction the numerator of which shall be the number of Outstanding shares of Series D Stock held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of Series D Stock subject to all such Submitted Bids and Submitted Sell Orders.

     (c) If all of the Outstanding shares of Series D Stock are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

     (d) If, as a result of the procedures described in paragraph (a) or (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series D Stock on any Auction Date, the Trust Company, in such manner as it shall determine in its sole discretion, shall round up or down the number of shares of Series D Stock to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Series D Stock.

     (e)  If, as a result of the procedures described in paragraph (a) of this
Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of Series D Stock on any Auction Date, the Trust Company, in such manner as it shall determine in its sole discretion, shall allocate shares for purchase among Potential Holders so that only whole shares of Series D Stock are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of Series D Stock on such Auction Date.

     (f) Based on the results of each Auction, the Trust Company shall determine the aggregate number of shares of Series D Stock to be purchased and the aggregate number of shares of Series D Stock to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregated number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Series D Stock.

     6.        Miscellaneous.

     (a) The Board of Directors may interpret the provisions of this Part II to resolve any inconsistency or ambiguity which may arise or be revealed in connection which the Auction Procedures provided for herein, and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances, authorize the filing of a Certificate of Correction or Certificate of Amendment.

          (b) So long as the Applicable Rate is based on the results of an Auction, an Existing Holder (i) may sell, transfer or otherwise dispose of shares of Series D Stock only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or its Broker-Dealer advises the Trust Company of such transfer, and (ii) shall have the ownership of the shares of Series D Stock held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

          (c) Neither the Corporation nor any Affiliate thereof may submit an Order in any Auction. Any Broker-Dealer that is an Affiliate of the Corporation may not submit Bids to purchase shares of Series D Stock in Auctions for its own account, and if such affiliated Broker-Dealer has otherwise acquired shares for its own account, it must submit a Sell Order in the next Auction with respect to such shares.

          (d) The Trust Company shall reject any Submitted Order of the Corporation or an Affiliate, except for Sell Orders of affiliated Broker-Dealers.

          (e) From and after the occurrence of a Rate Adjustment Event, shares of Series D Stock shall be registered for transfer or exchange and new certificates issued upon surrender of the old certificates deemed by the Trust Company (or any other transfer agent or registrar appointed by the Corporation) properly endorsed for transfer with all necessary endorsers' signatures guaranteed in such manner and form as the Trust Company (or such other transfer agent or registrar) may require by a guarantor reasonably believed by the Trust Company (or such other transfer agent or registrar) to be responsible, accompanied by such assurances as the Trust Company (or such other transfer agent or registrar) shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.




(d) 6.25% Cumulative Convertible Preferred Stock, Series E

1.   Designation.

     The designation of said series of Preferred Stock shall be 6.25% Cumulative Convertible Preferred Stock, Series E (the "Series E Stock"). The maximum number of shares of Series E Stock shall be 50,000. The Series E Stock shall be without par value (stated value of $1,000.00 per share).

2.   Dividends.

     (a) The Series E Stock shall be entitled to receive dividends at an annual rate of $62.50 per share. Such dividends shall accrue and be cumulative from the date of original issuance of the Series E Stock and shall be payable, when and as declared by the Board, on the 15th day of February, May, August and November of each year commencing the 15th day of May 1992. Each such dividend shall be paid to the holders of record of the Series E Stock as they appear on the stock register of the Corporation at the close of business on the applicable record date, which shall be the last day of the month preceding the month in which the dividend payment date of such dividend occurs, provided that no dividend shall be paid on shares of Series E Stock redeemed on a redemption date which is between a dividend payment record date and the corresponding dividend payment date (an amount equal to such dividend being payable with the redemption price pursuant to
     Section 4(a)). Dividends on account of arrears or any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board.

     (b) No full dividends shall be declared or paid or set aside for payment on Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series E Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the Series E Stock and any other Preferred Stock ranking on a parity as to dividends with the Series E Stock, all dividends declared upon the Series E Stock and any other Preferred Stock ranking on a parity as to dividends with the Series E Stock shall be declared pro rata so that the amount of dividends declared per share on the Series E Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Stock and such other Preferred Stock bear to each other. Holders of Series E Stock shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of the full cumulative dividends, as herein provided, on the Series E Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Series E Stock which may be in arrears.

     (c) So long as any shares of Series E Stock are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to the Series E Stock as to dividends and upon liquidation and other than as provided in paragraph (b) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with the Series E Stock as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series E Stock as to dividends or upon liquidation, or any depositary shares representing such stock, be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund or for the redemption of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series E Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Series E Stock shall have been paid for all past dividend payment periods.

     (d) Dividends payable on the Series E Stock for any period less than a full quarterly dividend period, and for the dividend period beginning on the date of issuance of the Series E Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

3.   Voting.


     (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of a least 66-2/3% of all of the shares of the Series E Stock and all other series of Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Series E Stock and shares of Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to the Series E Stock or any series of Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation) which would adversely affect the powers, preferences, rights or privileges of the Series E Stock or the Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation; provided, however, that if any such amendment, alteration or repeal would adversely affect the powers, preferences, rights or privileges of the Series E Stock or one or more series of the Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, but shall not so affect the entire class, then only the shares of the one or more series so affected shall be considered to be a separate class entitled to vote upon or consent to such amendment, alteration or repeal;

     (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Series E Stock and all other series of Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series E Stock and such other series of Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of the Series E Stock and such other series of Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

     (c) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the Series E Stock or the Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, shall exist, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series E Stock and the Preferred Stock of all series ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series E Stock and the Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation. Each director elected by the holders of shares of Series E Stock and Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed without cause by, and shall not be removed without cause except by, the vote of the holders of record of the outstanding shares of Series E Stock and Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Series E Stock and Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, called for that purpose. So long as a default in preference dividends on the Series E stock or the Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, shall exist, (A) any vacancy in the office of Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Series E Stock and Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors shall be reduced by two.

     For the purposes hereof, a "default in preference dividends" on the Series E Stock or the Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, shall be deemed to have occurred whenever the amount of accrued dividends upon the Series E Stock or any series of the Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, shall be equivalent to six full quarterly dividends (which, with respect to any Series E Stock or any Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, providing for other than quarterly dividend periods, shall be deemed to be dividends in respect of a number of dividend periods containing not less than 540 days) or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Series E Stock and Preferred Stock ranking on a parity with the Series E Stock, either as to dividends or upon liquidation, of each and every series then outstanding shall have been paid to the end of the last preceding dividend period.

     (d) Whenever the holders of the Series E stock shall be entitled to vote pursuant to this resolution, such holders shall have one vote for each whole share of Series E Stock.

4.   Redemption.

     (a) The Corporation may, at its option, but only with prior approval of the Board of Governors of the Federal Reserve System, redeem the Series E Stock, as a whole or in part, at any time or from time to time prior to the conversion thereof pursuant to Section 5, at the redemption price indicated below if such redemption is during the periods indicated plus, in each case, accrued and unpaid dividends thereon through the day preceding the date fixed for redemption, whether or not earned or declared:

                                                       Redemption Price
                                                       (as a Percentage of
          Year                                         liquidation preference)
          ----                                         ----------------------
February 15, 1995 through February 14, 1996                      104.375%
February 15, 1996 through February 14, 1997                      103.750%
February 15, 1997 through February 14, 1998                      103.125%
February 15, 1998 through February 14, 1999                      102.500%
February 15, 1999 through February 14, 2000                      101.875%
February 15, 2000 through February 14, 2001                      101.250%
February 15, 2001 through February 14, 2002                      100.625%
February 15, 2002 and thereafter                                 100.000%

     provided, however, that the Series E Stock may not be so redeemed prior to February 15, 1995.

     (b) In the event that fewer than all the outstanding shares of Series E Stock are to be redeemed, the number of shares of Series E Stock to be redeemed shall be determined by the Board and the shares of Series E Stock to be redeemed shall be selected by lot or pro rata as may be determined by the Board or by any other method as may be determined by the Board in its sole discretion to be equitable.

     (c) In the event the Corporation shall redeem the Series E Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the redemption date, to each holder of record of the Series E Stock to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series E Stock to be redeemed and, if fewer than all the shares of Series E Stock held by such holder are to be redeemed, the number of shares of Series E Stock to be redeemed from such holder;
     (iii) the redemption price; (iv) the Conversion Price then in effect; (v) the place or places where certificates for such shares of Series E Stock are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares of Series E Stock to be redeemed will cease to accrue on such redemption date.

     (d) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of Series E Stock so called for redemption shall cease to accrue, and said shares of Series E Stock shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares of Series E Stock so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares of Series E Stock shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares of Series E Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares of Series E Stock without cost to the holder thereof.

     (e) Notwithstanding the foregoing provisions of this Section 4, if any dividends on Series E Stock are in arrears, no Series E Stock shall be redeemed unless all outstanding shares of Series E Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any Series E Stock or any depositary shares representing Series E Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series E Stock or any depositary shares representing Series E Stock (i) upon the conversion of Series E Stock into shares of Common Stock pursuant to Section 5, (ii) in exchange for shares of Common Stock or any other class of stock ranking junior to the Series E Stock as to dividends or upon liquidation or (iii) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Stock (treating holders of any depositary shares representing Series E Stock as holders of a proportionate number of shares of Series E Stock for these purposes).

5.   Conversion.

(a) Subject to the provisions for adjustment hereinafter set forth, each share of Series E Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into fully paid and nonassessable shares of Common Stock at the conversion price, determined as hereinafter provided, in effect on the date of conversion, each share of Series E Stock being credited at its stated value; provided that if any of the Series E Stock is called for redemption, the conversion rights pertaining thereto will terminate at the close of business on the redemption date. The price at which shares of Common Stock shall be delivered upon conversion of shares of Series E Stock (hereinafter referred to as the "Conversion Price") shall be initially $62.25 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraph (b) of this Section 5.

Any holder of Series E Stock desiring to convert such stock into shares of Common Stock shall surrender the certificate or certificates for the shares of Series E Stock being converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation or at a bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of Series E Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; in case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issue of shares of Common Stock in such name or names. In case less than all of the shares of Series E Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for the shares of Series E Stock not so converted. The holders of shares of Series E Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares of Series E Stock (except shares of Series E Stock redeemed on a redemption date between such record date and the dividend payment date) on the corresponding dividend payment date notwithstanding the subsequent conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date. However, shares of Series E Stock surrendered for conversion during the period from the close of business on any dividend payment record date for the Series E Stock to the opening of business on the corresponding dividend payment date (except shares of Series E Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares of Series E Stock on such dividend payment date. A holder of shares of Series E Stock on a dividend payment record date who (or whose transferee) converts shares of Series E Stock on a dividend payment date will receive the dividend payable on such shares of Series E Stock by the Corporation on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series E Stock for conversion. Except as provided above, no payment or adjustment will be made on account of accrued or unpaid dividends upon the conversion of Series E Stock.

As promptly as practicable after the surrender of certificates for shares of Series E Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (5), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be promptly settled as provided in paragraph (k) of this Section (5).

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series E Stock shall have been surrendered and such notice received by the Corporation as aforesaid; the shares of Series E Stock so surrendered for conversion shall no longer be deemed to be outstanding and all rights with respect to such shares of Series E Stock shall cease, except the right of the holders thereof to receive full shares of Common Stock in exchange therefor and payment for any fractional shares; and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date. All shares of Common Stock delivered upon conversions of the Series E Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

(b)  The Conversion Price shall be adjusted from time to time as follows:

     (i) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

     (ii) In case the Corporation shall issue rights or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

     (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of shares of Common Stock evidences of indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (b)(ii), any dividend or distribution paid in cash out of the surplus of the Corporation and any dividend or distribution referred to in paragraph (b)(i)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (c)) of the Common Stock on the date fixed for such determination, less the then fair market value (as determined by the Board, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock, and the denominator shall be such current market price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Corporation shall distribute or shall have distributed any rights or warrants to acquire capital stock ("Rights") pursuant to this subparagraph
     (iii), the distribution of separate certificates representing the Rights subsequent to their initial distribution (whether or not the initial distribution of the Rights shall have occurred prior to the date of the issuance of the Series E Stock) shall be deemed to be the distribution of the Rights for purposes of this subparagraph (iii); provided that the Corporation may, in lieu of making any adjustment pursuant to this subparagraph (iii) upon a distribution of separate certificates representing the Rights, make proper provision so that each holder of Series E Stock who converts such Series E Stock (or any portion thereof)
     (A) before the record date for such distribution of separate certificates shall be entitled to receive upon conversion shares of Common Stock issued with Rights and (B) after such record date and prior to the expiration, redemption or termination of the Rights shall be entitled to receive upon conversion, in addition to the shares of Common Stock issuable upon conversion, the same number of Rights as would a holder of the number of shares of Common Stock that such Series E Stock so converted would have entitled the holder thereof to purchase in accordance with the terms and provisions applicable to the Rights if such Series E Stock were converted immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (iii).

     (iv) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (v) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph (f) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (b)(iii)), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (b)(iv) of this Section 5.

(c) For the purpose of any computation under paragraphs (b)(ii) and (b)(iii), the current market price per share of Common Stock on any day shall be deemed to be the average of the daily Closing Prices for any 15 consecutive Trading Days selected by the Board commencing not less than 20 nor more than 30 Trading Days before the day in question.

(d) Notwithstanding the provisions of paragraphs (b) above, no adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (d)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent.

(e) The Corporation may make such reductions in the Conversion Price, in addition to those required by this Section 5, as it considers to be advisable in order to avoid or diminish any income tax to any holder of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Corporation shall have the power to resolve any ambiguity or correct any error in this Section 5 and its actions in so doing shall be final and conclusive.

(f) In case the Corporation shall effect any capital reorganization of the Common Stock (other than a subdivision, combination, capital reorganization or reclassification provided for in paragraph (b)) or shall consolidate, merge or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger or share exchange in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of Series E Stock shall receive upon conversion thereof, in lieu of each share of Common Stock which would have been issuable upon conversion of such stock if converted immediately prior to the consummation of such transaction, the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each share of Common Stock outstanding at the effective time of such transaction, subject to subsequent adjustments for subsequent stock dividends and distributions, subdivisions or combinations of shares, capital reorganizations, reclassifications, consolidations, mergers or share exchanges, as nearly equivalent as possible to the adjustments provided for in this Section 5.

(g)     Whenever the Conversion Price is adjusted as herein provided:

        (i) the Corporation shall compute the adjusted Conversion Price and shall cause to be prepared a certificate signed by the chief financial or accounting officer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof and such certificate shall forthwith be filed with each transfer agent for the Series E Stock; and

        (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of Series E Stock.

(h)     In case:

        (i) the Corporation shall declare a dividend or other distribution on the Common Stock otherwise than in cash out of its surplus;

        (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or of any other rights;

          (iii) of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all the assets of the Corporation; or

          (iv) of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     then the Corporation shall cause to be mailed to each transfer agent for the Series E Stock and to the holders of record of the outstanding shares of Series E Stock, at least 20 days (or 10 days in any case specified in paragraphs (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to such dividend, distribution, rights or warrants are be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution or winding up. Such notice shall also state whether such transaction will result in any adjustment in the Conversion Price applicable to the Series E Stock and, if so, shall state what the adjusted Conversion Price will be and when it will become effective. Neither the failure to give the notice required by this paragraph (h), nor any defect therein, to any particular holder shall affect the sufficiency of the notice or the legality or validity of the proceedings described in paragraphs (h)(i) through (h)(iv).

     (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of Series E Stock, the full number of shares of Common Stock then issuable upon the conversion of all shares of Series E Stock then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

     (j) The Corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of Series E Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the Series E Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (k) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of Series E Stock. If any such conversion would otherwise require the issuance of such a fractional share an amount equal to such fraction multiplied by the Closing Price per share of Common Stock on the day of conversion shall be paid to the holder in cash by the Corporation.

     (l) The certificate of any independent firm of public accountants of recognized standing selected by the Board shall be presumptive evidence of the correctness of any computation made under this Section 5.

6.   Liquidation Rights.

     (a) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Series E Stock shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of the final distribution.

     (b) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

     (c) After the payment to the holders of the Series E Stock of the full preferential amounts provided for in this Section 6, the holders of Series E Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     (d) In the event the assets of the Corporation available for distribution to the holders of Series E Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 6, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the Series E Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series E Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series E Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 6 before any payment shall be made to the holders of any class or series of capital stock of the Corporation ranking junior upon liquidation to the Series E Stock.

7.   Sinking or Retirement Fund.

     The Series E Stock shall not be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such stock.

8.   Rank.

     For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

     (a) prior to the Series E Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of Series E Stock;

     (b) on a parity with the Series E Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Series E Stock, if such stock is the Corporation's Auction Preferred Stock, Series C, or Flexible Auction Preferred Stock, Series D, or if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of Series E Stock; and

     (c) junior to the Series E Stock, either as to dividends or upon liquidation, if such class shall be the Corporation's Series A Junior Participating Preferred Stock, Common Stock or if the holders of Series E Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                                      II

                                 Common Stock

1.   Dividends.

     Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

2.   Liquidation.

     In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

3.   Voting Rights.

     Except as may be otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the Stockholders.

                                      III

                               Other Provisions

1.   Preemptive Rights.

     No stockholder shall have any preemptive right to subscribe to an additional issue of stock of any class or series or to any securities of the Corporation convertible into such stock.

2.   Changes in Authorized Capital Stock.

     Subject to the protective conditions and restrictions of any outstanding Preferred Stock, any amendment to this Restated Certificate of Incorporation which increases or decreases the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

                                 ARTICLE FIFTH

                              Board of Directors

1.   Powers of the Board.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a)  To make, alter or repeal the by-laws of the Corporation.

          (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any reserve in the manner in which it was created.

          (d) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          (e) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

2.   Terms and Number of Board Members.

     The number of members of the Board of Directors will be fixed from time to time by the Board of Directors, but (subject to vacancies) in no event may there be less than three directors. Each director shall serve until the next annual meeting of stockholders or until his successor is elected.

     If any vacancy occurs in the Board of Directors during a term, the remaining directors, by affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.

3.   Cumulative Voting.

     At all elections of directors of the Corporation, each stockholder entitled generally to vote for the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

                                 ARTICLE SIXTH

                                    Records

     The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                                ARTICLE SEVENTH

                               Certain Contracts

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors: or

          2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders: or

          3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                ARTICLE EIGHTH

                                Indemnification

1.   Claim Brought by Third Parties.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, against costs, charges and other expenses (including attorneys' fees) ("Expenses"), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.   Claim By or in the Right of the Corporation.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, against Expenses actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

3.   Additional Indemnification.

     In addition to the indemnification provided for in paragraphs 1 and 2 of this Article Eighth, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of another corporation, partnership, joint venture, trust or other enterprise by reason of the fact that he is or was serving or has agreed to serve at the request of the Corporation as a director of such other corporation, partnership, joint venture, trust or other enterprise against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding for breach of fiduciary duty as such director, except for liability: (i) for breach of the duty of loyalty to such other corporation, partnership, joint venture, trust or other enterprise; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) for unlawful payment of a dividend or unlawful purchase or redemption of stock; or
(iv) for any transaction from which the director derived an improper personal benefit.

4.   Successful Defense.

     To the extent that any person referred to in paragraphs 1, 2 or 3 of this Article Eighth has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

5.   Determination of Conduct.

     Any indemnification under paragraphs 1, 2 or 3 of this Article Eighth (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs 1, 2 or 3 of this Article Eighth. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

6.   Advance Payment.

     Expenses incurred by any person referred to in paragraphs 1, 2 or 3 of this Article Eighth in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as provided in this Article Eighth.

7.   Certificate of Incorporation Article Not Exclusive; Change in Law.

     The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article Eighth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the provisions of this Article Eighth, the Corporation shall indemnify and make advancement of Expenses to any person referred to in paragraphs 1, 2 or 3 of this Article Eighth to the fullest extent permitted under the laws of the State of Delaware and any other applicable laws, as they now exist or as they may be amended in the future.

8.   Contract Rights.

     All rights to indemnification and advancement of Expenses provided by this Article Eighth shall be deemed to be a contract between the Corporation and each person referred to in paragraphs 1, 2 or 3 of this Article Eighth. Any repeal or modification of this Article Eighth or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law shall not in any way diminish any rights to indemnification or advancement of Expenses with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part on such state of facts.

9.   Insurance.

     The Corporation shall have power to purchase and maintain insurance on behalf of any person referred to in paragraphs 1, 2 or 3 of this Article Eighth against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eighth or of Section 145 of the Delaware General Corporation Law.

10.  Indemnification of Employees or Agents.

     The Board of Directors may, by resolution, extend the indemnification and advancement of Expenses provisions of this Article Eighth to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

11.  Definition of Corporation.

     For purposes of this Article Eighth, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was or has agreed to become a director, officer, employee or agent of such constituent corporation, or is or was serving or has agreed to serve at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Eighth with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

12.  Employee Benefit Plans.

     For purposes of this Article Eighth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article Eighth.

                                 ARTICLE NINTH

                         Stockholder Action by Consent

     Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than a majority of all of the stock entitled to vote upon the action if a meeting were held; provided, that in no case shall the written consent be by holders having less than the minimum percent of the vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                                 ARTICLE TENTH

                                   Amendment

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                               ARTICLE ELEVENTH

                        Limited Liability of Directors

     No person who was or is a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. For purposes hereof, "fiduciary duty as a director" shall include fiduciary duties arising in serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personally liable to the Corporation" shall include liabilities to such other corporations, partnerships, joint ventures, trusts or other enterprises, and liabilities to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

                                 _____________

          4. This Restated Certificate of Incorporation was duly adopted in accordance with provisions of Section 245 of the General Corporation Law of the State of Delaware.

          5. The capital of said Corporation will not be reduced under or by reason of this Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, Northern Trust Corporation has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by John B. Snyder, its Executive Vice President, and the same to be attested by Victoria Antoni, its Assistant Secretary, this 29th day of SEPTEMBER, 1992.


                                                  /s/ John B. Snyder
                                                  ------------------------
(SEAL)                                                John B. Snyder
                                                   Executive Vice President

/s/ Victoria Antoni
-------------------------
    Victoria Antoni
  Assistant Secretary

                               TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
ARTICLE FIRST.................................................................................    1

ARTICLE SECOND................................................................................    1

ARTICLE THIRD.................................................................................    2

ARTICLE FOURTH................................................................................    2

     I.   Preferred Stock.....................................................................    2
               Issuance in Series.............................................................    2
               Authority of the Board with respect to Series..................................    2
               Dividends......................................................................    3
               Reacquired Shares..............................................................    4
               Voting Rights..................................................................    4
               Outstanding or Reserved for Issuance Preferred Stock...........................    4
                    Series A Junior Participating Preferred Stock (subject to Preferred
                      Stock purchase Rights)..................................................    5
                    Auction Preferred Stock, Series C.........................................    9
                    Flexible Auction Preferred Stock, Series D................................   31
                    6.25% Cumulative Preferred Stock, Series E................................   60

     II.  Common Stock........................................................................   74
               Dividends......................................................................   74
               Liquidation....................................................................   74
               Voting Rights..................................................................   74

     III. Other Provisions....................................................................   74
               Preemptive Rights..............................................................   74
               Changes in Authorized Capital Stock............................................   74

ARTICLE FIFTH.................................................................................   75
     Powers of the Board......................................................................   75
     Terms and Number of Board Members........................................................   75
     Cumulative Voting........................................................................   75

ARTICLE SIXTH.................................................................................   76

ARTICLE SEVENTH...............................................................................   76

ARTICLE EIGHTH................................................................................   77
     Claim Brought by Third Parties...........................................................   77
     Claim By or in the Right of the Corporation..............................................   77
     Additional Indemnification...............................................................   78
     Successful Defense.......................................................................   78

     Determination of Conduct..................................................................  78
     Advance payment...........................................................................  78
     Certificate of Incorporation Article Not Exclusive; Change in Law.........................  78
     Contract Rights...........................................................................  79
     Insurance.................................................................................  79
     Indemnification of Employees or Agents....................................................  79
     Definition of Corporation.................................................................  79
     Employee..................................................................................  80

ARTICLE NINTH..................................................................................  80

ARTICLE TENTH..................................................................................  80

ARTICLE ELEVENTH...............................................................................  80

                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          NORTHERN TRUST CORPORATION

     NORTHERN TRUST CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

     (1) The Corporation is regulated under the Bank Holding Company Act of 1956, 12 U.S.C., Section 1841, et seq., as that Act shall from time to time be amended;

     (2) At a meeting of the Board of Directors of the Corporation held on February 16, 1993, a resolution was adopted setting forth a proposed amendment of the Restated Certificate of Incorporation, declaring the amendment to be advisable and directing that the amendment be considered at a meeting of stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

          BE IT RESOLVED that the Board of Directors of Northern Trust Corporation declares it advisable that the first sentence of Article Fourth of the Restated Certificate of Incorporation be amended by (1) increasing the total number of shares which the Corporation has the authority to issue, referred to in the second line of Article Fourth, by 9,000,000 shares, and (2) revising the third line of Article Fourth to read in its entirety as follows:

     "10,000,000 shares of Preferred Stock (Preferred Stock) without par value, and".

          BE IT FURTHER RESOLVED that the foregoing proposed amendment be submitted to the stockholders of the Corporation for their consideration and approval at the next annual meeting of stockholders of the Corporation.

     (3) At a meeting of the Board of Directors of the Corporation held on February 16, 1993, resolutions were adopted setting forth a further proposed amendment of the Restated Certificate of Incorporation, declaring the amendment to be advisable and directing that the amendment be considered at a meeting of stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

          BE IT RESOLVED that the Board of Directors of Northern Trust Corporation declares it advisable that the first sentence of Article Fourth of the Restated Certificate of Incorporation be amended by (1) increasing the total number of shares which the Corporation has the authority to issue, referred to in the second line of Article Fourth, by 70,000,000 shares, and (2) revising the fourth line of Article Fourth to read in its entirety as follows:

     "140,000,000 shares of Common Stock (Common Stock), $1.66 2/3 par value per share."

          BE IT FURTHER RESOLVED that the foregoing proposed amendment be submitted to the stockholders of the Corporation for their consideration and approval at the next annual meeting of stockholders of the Corporation.

     (4) Thereafter, pursuant to such resolutions of its Board of Directors, the stockholders of the Corporation, at a meeting held on April 20, 1993, adopted both of the proposed amendments by voting the number of shares required by the statute in favor of each of the proposed amendments;

     (5) Each of the said amendments was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware; and

     (6) Accordingly, there has now been given all corporate authorization necessary to cause the first sentence of Article Fourth of the Restated Certificate of Incorporation to provide as follows:

          "The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 150,000,000 shares, which are divided into two classes as follows:

          10,000,000 shares of Preferred Stock (Preferred Stock) without par value, and

          140,000,000 shares of Common Stock (Common Stock), $1.66 2/3 par value per share."

     (7) The Capital of the Corporation will not be reduced under or by reason of the aforesaid amendments.

                                     --2--

     IN WITNESS WHEREOF, NORTHERN TRUST CORPORATION has caused this
Certificate to be signed and attested by its duly authorized officers, this 20th day of April, 1993.

                                        NORTHERN TRUST CORPORATION



                                        By: /s/ David W. Fox
                                           ----------------------------
                                            Chairman of the Board

Attest:


/s/ Peter L. Rossiter
------------------------------
Secretary

                                     --3--

                          CERTIFICATE OF ELIMINATION

                         OF NORTHERN TRUST CORPORATION

          I, Peter L. Rossiter, Executive Vice President, General Counsel and Secretary of Northern Trust Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify as follows:

          FIRST: That the Board of Directors of Northern Trust Corporation (the "Corporation"), by resolutions adopted at a meeting on February 20, 1996, determined to eliminate all of the 6.25% Cumulative Convertible Preferred Stock, Series E, of the Corporation, said resolutions being as follows:

          WHEREAS, the Corporation redeemed all of the outstanding shares of its 6.25% Cumulative Convertible
          Preferred Stock, Series E (the "Series E Preferred
          Stock"), on January 26, 1996;

          NOW, THEREFORE, BE IT RESOLVED, that the Series E Preferred Stock be returned to the status of "authorized but not issued," and that the Chairman of the Board, the President or any Executive or Senior Executive Vice President, or any one of them acting alone, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and cause to filed with the Secretary of State of Delaware, a Certificate of Elimination, and to execute all other instruments and documents and to do and cause to be done all such further acts and things, as may be necessary or advisable to eliminate the Series E Preferred Stock and that all actions of said officers are hereby ratified, approved and confirmed in all respects; and

          BE IT FURTHER RESOLVED, that none of the authorized shares of the Series E Preferred Stock are outstanding and none will be issued.

          SECOND: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation is hereby amended to eliminate all reference to the Series E Preferred Stock, and the Series E Preferred Stock shall be returned to the status of "authorized but not issued."

     IN WITNESS WHEREOF, I have signed this Certificate, this 21st day of February, 1996.

                                       NORTHERN TRUST CORPORATION


                                       By: /s/ Peter L. Rossiter
                                           ----------------------------------
                                               Peter L. Rossiter
                                               Executive Vice President, General
                                               Counsel and Secretary